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                                                                    Exhibit 99.1




                               H. J. HEINZ COMPANY
                      EMPLOYEES RETIREMENT AND SAVINGS PLAN

                As Amended and Restated Effective January 1, 2002
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                               H. J. HEINZ COMPANY
                      EMPLOYEES RETIREMENT AND SAVINGS PLAN

                                TABLE OF CONTENTS

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
ARTICLE I   INTRODUCTION ..................................................    1

      1.01.   NAME ........................................................    1
      1.02.   PURPOSE .....................................................    1
      1.03.   STATUS UNDER CODE ...........................................    1
      1.04.   EFFECTIVE DATE ..............................................    2

ARTICLE II  DEFINITIONS ...................................................    3

      2.01.   DEFINED TERMS ...............................................    3
      2.02.   ACCOUNT(S) ..................................................    3
      2.03.   AFFILIATE ...................................................    3
      2.04.   AFTER TAX ACCOUNT ...........................................    3
      2.05.   AFTER TAX CONTRIBUTIONS .....................................    3
      2.06.   ALLOCATED DIVIDENDS .........................................    3
      2.07.   ALLOCATED ESOP STOCK ACCOUNT ................................    3
      2.08.   ALLOCATED SHARES ............................................    3
      2.09.   ALTERNATE PAYEE .............................................    4
      2.10.   ANNUAL ADDITIONS ............................................    4
      2.11.   BENEFICIARY .................................................    4
      2.12.   BOARD OF DIRECTORS ..........................................    5
      2.13.   BREAK IN SERVICE ............................................    5
      2.14.   CODE ........................................................    5
      2.15.   COMPANY .....................................................    6
      2.16.   COMPANY CONTRIBUTION ........................................    6
      2.17.   COMPANY CONTRIBUTION ACCOUNT ................................    6
      2.18.   COMPANY STOCK ...............................................    6
      2.19.   COMPANY STOCK FUND ..........................................    6
      2.20.   COMPENSATION ................................................    6
      2.21.   COMPENSATION LIMIT ..........................................    6
      2.22.   CONTINUOUS MEMBERSHIP .......................................    6
      2.23.   DEL MONTE ...................................................    7
      2.24.   DEL MONTE EMPLOYEE ..........................................    7
      2.25.   DEL MONTE STOCK .............................................    7
      2.26.   DEL MONTE STOCK FUND ........................................    7
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
      2.27.   DISABILITY ..................................................    7
      2.28.   DISCHARGE WITHOUT CAUSE .....................................    7
      2.29.   ELIGIBLE EARNINGS ...........................................    7
      2.30.   EBAB ........................................................    8
      2.31.   ELIGIBILITY COMPUTATION PERIOD ..............................    8
      2.32.   ELIGIBLE RETIREMENT PLAN ....................................    8
      2.33.   ELIGIBLE ROLLOVER DISTRIBUTION ..............................    8
      2.34.   EMPLOYEE ....................................................    9
      2.35.   EMPLOYER ....................................................   10
      2.36.   EMPLOYMENT COMMENCEMENT DATE ................................   10
      2.37.   ERISA .......................................................   11
      2.38.   ESOP ........................................................   11
      2.39.   ESOP MATCHING ACCOUNT .......................................   11
      2.40.   ESOP STOCK ..................................................   11
      2.41.   ESOP TRUST ..................................................   11
      2.42.   FAIR MARKET VALUE ...........................................   11
      2.43.   FUND or INVESTMENT FUND(S) ..................................   11
      2.44.   HEINZ EMPLOYEE ..............................................   11
      2.45.   HIGHLY COMPENSATED EMPLOYEE .................................   11
      2.46.   HOUR OF SERVICE .............................................   12
      2.47.   IMPRESS EMPLOYEE ............................................   13
      2.48.   INVESTMENT COMMITTEE ........................................   13
      2.49.   KEY EMPLOYEE ................................................   14
      2.50.   LEASED EMPLOYEE .............................................   14
      2.51.   LOAN ........................................................   14
      2.52.   LTD PLAN ....................................................   14
      2.53.   MATCHING ACCOUNT ............................................   14
      2.54.   MATCHING CONTRIBUTIONS ......................................   14
      2.55.   MEMBER ......................................................   14
      2.56.   PERIOD OF SERVICE ...........................................   14
      2.57.   PERIOD OF SEVERANCE .........................................   14
      2.58.   PLAN ........................................................   15
      2.59.   PLAN YEAR ...................................................   15
      2.60.   PREDECESSOR PLAN ............................................   15
      2.61.   PUERTO RICAN COMPENSATION ...................................   15
      2.62.   PUERTO RICAN MEMBER .........................................   15
      2.63.   QUALIFIED DOMESTIC RELATIONS ORDER ..........................   15
      2.64.   QUALIFIED NONELECTIVE CONTRIBUTIONS .........................   15
      2.65.   REGULAR MATCHING ACCOUNT ....................................   16
      2.66.   REGULAR STOCK ACCOUNT .......................................   16


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
      2.67.   RETIRED MEMBER ..............................................   16
      2.68.   RETIREMENT ..................................................   16
      2.69.   ROLLOVER ACCOUNT ............................................   16
      2.70.   ROLLOVER CONTRIBUTIONS ......................................   16
      2.71.   SERVICE .....................................................   16
      2.72.   SEVERANCE FROM SERVICE DATE .................................   16
      2.73.   STOCK .......................................................   17
      2.74.   STOCK .......................................................   17
      2.75.   SUSPENSE ACCOUNT ............................................   17
      2.76.   TAX DEFERRED ACCOUNT ........................................   17
      2.77.   TAX DEFERRED CONTRIBUTIONS ..................................   17
      2.78.   TRUST AGREEMENT .............................................   17
      2.79.   TRUST FUND ..................................................   17
      2.80.   TRUSTEE .....................................................   18
      2.81.   UNALLOCATED DIVIDENDS .......................................   18
      2.82.   UNALLOCATED ESOP STOCK ACCOUNT ..............................   18
      2.83.   UNALLOCATED SHARES ..........................................   18
      2.84.   VALUATION DATE ..............................................   18

ARTICLE III   MEMBERSHIP ..................................................   19

      3.01.   ELIGIBILITY AND ENROLLMENT ..................................   19
      3.02.   CESSATION OF MEMBERSHIP .....................................   20
      3.03.   CESSATION AND RESUMPTION OF EMPLOYEE STATUS .................   20

ARTICLE IV    CONTRIBUTIONS ...............................................   21

      4.01.   COMPANY CONTRIBUTIONS .......................................   21
      4.02.   TAX DEFERRED CONTRIBUTIONS ..................................   21
      4.03.   CHANGE IN TAX DEFERRED CONTRIBUTIONS ........................   26
      4.04.   SUSPENSION OF TAX DEFERRED CONTRIBUTIONS ....................   26
      4.05.   LIMITATION ON TAX DEFERRED CONTRIBUTIONS ....................   26
      4.06.   ESOP AND MATCHING CONTRIBUTIONS .............................   29
      4.07.   AFTER TAX CONTRIBUTIONS .....................................   31
      4.08.   CHANGE IN AFTER TAX CONTRIBUTIONS ...........................   31
      4.09.   SUSPENSION OF AFTER TAX CONTRIBUTIONS .......................   32
      4.10.   ROLLOVER CONTRIBUTIONS ......................................   32
      4.11.   LIMITATION BASED ON CONTRIBUTION PERCENTAGE .................   33
      4.12.   ALLOCATION TO MEMBER ACCOUNTS ...............................   36
      4.13.   MAXIMUM ANNUAL ADDITIONS ....................................   40
      4.14.   MILITARY SERVICE ............................................   42
      4.15.   PARTICIPATION IN OTHER PLANS ................................   42
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
      4.16.   RETURN OF CONTRIBUTIONS .....................................   42
      4.17.   MULTIPLE EMPLOYER PLAN STATUS ...............................   42
      4.18.   BORDEN TRANSFER .............................................   43

ARTICLE V   ELIGIBILITY FOR BENEFITS ......................................   44

      5.01.   VESTING .....................................................   44
      5.02.   RETIREMENT ..................................................   44
      5.03.   DEATH .......................................................   45
      5.04.   DISABILITY ..................................................   45
      5.05.   DISCHARGE WITHOUT CAUSE .....................................   45
      5.06.   OTHER TERMINATION OF EMPLOYMENT .............................   45
      5.07.   APPLICATION OF FORFEITURES ..................................   46

ARTICLE VI    WITHDRAWALS .................................................   47

      6.01.   IN GENERAL ..................................................   47
      6.02.   AFTER OCCURRENCE OF A DISTRIBUTION EVENT ....................   48
      6.03.   BEFORE OCCURRENCE OF A DISTRIBUTION EVENT ...................   48
      6.04.   AFTER TAX ACCOUNT AND ROLLOVER ACCOUNT ......................   48
      6.05.   MATCHING ACCOUNT ............................................   49
      6.06.   TAX DEFERRED ACCOUNT ........................................   49
      6.07.   COMPANY CONTRIBUTION ACCOUNT ................................   49
      6.08.   HARDSHIP WITHDRAWALS ........................................   49

ARTICLE VII   ACCOUNTS ....................................................   52

      7.01.   MEMBER ACCOUNTS .............................................   52
      7.02.   ESOP ACCOUNTS ...............................................   52
      7.03.   PERIODIC STATEMENTS .........................................   53

ARTICLE VIII  DISTRIBUTIONS ...............................................   54

      8.01.   IN GENERAL ..................................................   54
      8.02.   METHODS OF DISTRIBUTION .....................................   55
      8.03.   MEDIUM OF PAYMENT ...........................................   56
      8.04.   TIMING OF DISTRIBUTIONS .....................................   57
      8.05.   VALUATION ...................................................   59
      8.06.   WRITTEN EXPLANATION .........................................   60
      8.07.   MINIMUM REQUIRED DISTRIBUTIONS ..............................   60

ARTICLE IX    TRUST FUND ..................................................   66

      9.01.   TRUSTEE AND TRUST AGREEMENT .................................   66
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
      9.02.   EXPENSES ....................................................   66
      9.03.   INVESTMENT FUNDS ............................................   67
      9.04.   INVESTMENT ELECTIONS BY MEMBERS .............................   68
      9.05.   INVESTMENT ELECTION CHANGES .................................   69
      9.06.   REALLOCATION AMONG FUNDS ....................................   70
      9.07.   ESOP LOAN ...................................................   70
      9.08.   DIVERSIFICATION .............................................   72
      9.09.   MEMBER LOANS ................................................   73
      9.10.   DIVIDEND DISTRIBUTIONS ......................................   73
      9.11.   RESTRICTION RELATING TO STOCK FUNDS .........................   74

ARTICLE X   ADMINISTRATION ................................................   75

      10.01.  EBAB ........................................................   75
      10.02.  POWERS ......................................................   75
      10.03.  QUORUM AND EBAB ACTIONS .....................................   76
      10.04.  INSUFFICIENT INFORMATION ....................................   76
      10.05.  INVESTMENT COMMITTEE ........................................   77
      10.06.  LIABILITY INSURANCE AND INDEMNIFICATION .....................   78
      10.07.  QUALIFIED DOMESTIC RELATIONS ORDERS .........................   78
      10.08.  FIDUCIARY STANDARD ..........................................   78
      10.09.  FACILITY OF PAYMENT .........................................   78
      10.10.  VALUATION DATES .............................................   79

ARTICLE XI    AMENDMENT, TERMINATION, AND MERGER ..........................   80

      11.01.  RIGHT TO TERMINATE OR AMEND .................................   80
      11.02.  TERMINATION PROCEDURES ......................................   80
      11.03.  MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS ...........   81
      11.04.  ESOP PROTECTIONS ............................................   81

ARTICLE XII   GENERAL PROVISIONS ..........................................   82

      12.01.  UNIFORM ADMINISTRATION ......................................   82
      12.02.  SOURCE OF PAYMENT ...........................................   82
      12.03.  NO RIGHT TO EMPLOYMENT ......................................   82
      12.04.  BENEFITS NOT ASSIGNABLE .....................................   82
      12.05.  VOTING OR TENDERING OF STOCK ................................   83
      12.06.  LAWS APPLICABLE .............................................   87
      12.07.  ELECTION PROCEDURES .........................................   87
      12.08.  TOP-HEAVY REQUIREMENTS ......................................   88
      12.09.  GENDER AND NUMBER ...........................................   90
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
      12.10.  INTERPRETATIONS RELATING TO ALTERNATE PAYEES ................   90
      12.11.  LOST PARTICIPANT PROVISION ..................................   90

ARTICLE XIII  CLAIMS PROCEDURE ............................................   91

      13.01.  APPLICATION FOR PAYMENT .....................................   91
      13.02.  DISPOSITION OF CLAIM ........................................   91
      13.03.  APPEALS .....................................................   91
      13.04.  EBAB DECISION FINAL .........................................   91

APPENDIX A    SPECIAL EMPLOYMENT COMMENCEMENT DATES .......................   92


APPENDIX B    SPECIAL CONTRIBUTION SCHEDULE FOR CERTAIN PILOTS ............   93


APPENDIX C    SPECIAL WITHDRAWAL AND DISTRIBUTION RULES ...................   94


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                                    ARTICLE I

                                  INTRODUCTION

1.01. NAME - This Plan shall be known as the H. J. Heinz Company Employees Retirement and Savings Plan.

1.02. PURPOSE - The purpose of the Plan is to assure a competitive compensation program for Employees by establishing a retirement plan which combines monthly Employer contributions for the account of each eligible Employee with a formal savings program under which Employees may elect to have tax deferred savings supplemented by matching amounts derived from Employer contributions and allocations of ESOP Stock and by additional Employee savings set aside in trust. An employee stock ownership plan (as defined in section 4975(e)(7) of the Internal Revenue Code of 1986) which is designed to invest primarily in the Stock of the Company is included as a part of the Plan. ESOP Stock purchased by the Trustee with the proceeds of a Loan shall be allocated among participating Employees of the participating Employers as the Loan is repaid by the Trustee, as hereinafter provided. The Plan provides an additional incentive for the Employees to remain in the employ of the Employer by giving certain classes of Employees an opportunity to acquire shares of the Company's common stock. Effective upon the merger of Del Monte Corporation into SKF Foods Inc., the Plan also gives certain classes of Employees an opportunity to acquire shares of the common stock of Del Monte Foods Company.

1.03.    STATUS UNDER CODE - This Plan is intended to be a qualified plan under section 401(a) of the Code. For purposes of sections 401(a), 402, 404, 409, 412 and 417 of the Code, the portion of the Plan consisting of the ESOP is designed as a stock bonus plan and the Plan as a whole is designed to qualify as a profit-sharing plan, provided that Employer contributions shall be made to the Plan without regard to current or accumulated earnings and profits. The provisions of the Plan concerning Tax Deferred Contributions are intended to constitute a cash or deferred arrangement under section 401(k) of the Code. The Plan covers Employees of more than one "employer" as determined sections 414(b),
         (c), (m) and (o) of the Code and accordingly is a multiple employer plan within the meaning of section 413(c) of the
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         Code. Each affiliated group of organizations that comprise an
         "employer" within the meaning of sections 414(b), (c), (m) and (o) of the Code is separately and solely responsible for contributions with respect to Employees of organizations that are part of such group.

1.04. EFFECTIVE DATE - The Plan was originally established as the "H. J. Heinz Company Employees Savings Plan" effective June 12, 1974, with contributions commencing November 1, 1974. This restatement, is effective January 1, 2002, except that the provisions hereof relating to Del Monte Employees shall be effective on the date that SKF Foods Inc. ceases to be an Affiliate of the Company and the provisions hereof relating to Del Monte Stock shall be effective on the date that SKF Foods Inc. becomes a subsidiary of Del Monte Foods Company. The legal effect of any transaction occurring before January 1, 2002 shall be governed by the prior provisions of the Plan as in effect at the time of such transaction, except as otherwise specifically provided herein.


                                       2
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                                   ARTICLE II

                                   DEFINITIONS

2.01. DEFINED TERMS - Unless otherwise required by the context, the terms used herein shall have the meanings set forth in this Article II.

2.02. ACCOUNT(S) shall mean the Tax Deferred Account, the Matching Account, the After Tax Account, the Company Contribution Account and/or the Rollover Account.

2.03. AFFILIATE shall mean, as to the Company or any Employer, any corporation which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code), which also includes as a member the Company or such Employer, a trade or business under common control (within the meaning of section 414(c) of the Code) with the Company or such Employer, any organization (whether or not incorporated) which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes the Company or such Employer and any other organization or arrangement to the extent aggregation is required pursuant to section 414(o) of the Code. For purposes of paragraph 4.13 only, the definitions in sections 414(b) and (c) of the Code shall be modified as provided in section 415(h) of the Code.

2.04. AFTER TAX ACCOUNT shall mean the account into which are credited After Tax Contributions, and earnings attributable thereto.

2.05. AFTER TAX CONTRIBUTIONS shall mean contributions made by a Member pursuant to paragraph 4.07.

2.06.    ALLOCATED DIVIDENDS shall mean dividends on Allocated Shares.

2.07. ALLOCATED ESOP STOCK ACCOUNT shall mean the portion of the Company Stock Fund to which are credited Allocated Shares.

2.08. ALLOCATED SHARES shall mean shares of ESOP Stock acquired with the proceeds of a Loan which have been released from the Unallocated


                                       3
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         ESOP Stock Account and credited to the Allocated ESOP Stock Account pursuant to paragraph 4.12(c).

2.09. ALTERNATE PAYEE shall mean a person designated to receive payments or distributions pursuant to a Qualified Domestic Relations Order.

2.10.    ANNUAL ADDITIONS shall mean, for any calendar year, the sum of:

         (a) the Employer contributions (including Tax Deferred Contributions other than catch-up contributions pursuant to paragraph 4.02(h)) made on behalf of the Member for such calendar year; and

         (b)      Member After Tax Contributions, and

         (c)      forfeitures, if applicable,

         that have been allocated to the Member's Accounts under this Plan or his accounts under any other qualified defined contribution plan sponsored by the Employer. For purposes of this paragraph, any Tax Deferred Contributions distributed under the provisions of paragraph
         4.05 and any Matching Contributions or After Tax Contributions which may have been distributed or forfeited under the provisions of paragraphs 4.02, 4.05, or 4.11 shall be included in the Annual Addition for the year allocated. Employer contributions used to repay a Loan shall be deemed allocated to Members' ESOP Matching Accounts in the same proportion that allocations are made pursuant to paragraph 4.12(c)(ii). If no more than one-third of Employer contributions allocable to Members' ESOP Matching Accounts for a Plan Year are allocated to the group of Employees consisting of Highly Compensated Employees, forfeitures and contributions for the Plan Year that are deductible under section 404(a)(9)(B) of the Code and are charged against the Employee's Account shall not be treated as Annual Additions.

2.11. BENEFICIARY shall mean any person or persons (natural or otherwise) designated by a Member, in accordance with procedures prescribed by EBAB, to receive benefits payable in the event of the death of the Member. If a married Member designates a Beneficiary who is other


                                       4
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         than his spouse, then such designation must be consented to and signed by both the Member and his spouse and witnessed by a Plan representative or notary public, unless such requirement is waived because it is established in accordance with procedures prescribed by EBAB that there is no spouse, the spouse cannot be located, the spouse is legally incompetent (in which case the consent of the legal guardian is required), the Member is legally separated or has been abandoned by his spouse (as determined according to local law), or for such other reasons as may be prescribed by applicable regulations. If no such designation is in effect at the time of death of the Member, or the person(s) so designated do not survive the Member, the Beneficiary shall be deemed to be the Member's surviving spouse, if any; otherwise the Beneficiary shall be the estate of the Member. A Member may change his Beneficiary at any time, provided that the spousal consent requirements described above are fulfilled, if applicable.

2.12. BOARD OF DIRECTORS shall mean the Board of Directors of the Company or the Executive Committee of the Board.

2.13. BREAK IN SERVICE shall mean a Period of Severance of 12 consecutive months or longer. Notwithstanding the foregoing, if an Employee's service is terminated or if the Employee is otherwise absent from work due to the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption by the Employee of that child or for purposes of caring for that child for a period following the birth or placement, a Break in Service shall occur only if the Employee is not reemployed or does not return to active service prior to the second anniversary of the Employee's Severance from Service Date; and provided further that the first year of such absence, measured from his Severance from Service Date, shall not be considered in determining a Member's "period of Break in Service" for purposes of paragraphs 2.70 and 5.06.

2.14. CODE shall mean the Internal Revenue Code of 1986, as amended from time to time.


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2.15.    COMPANY shall mean H. J. Heinz Company, a Pennsylvania corporation.

2.16. COMPANY CONTRIBUTION shall mean the Employer contributions pursuant to paragraph 4.01.

2.17. COMPANY CONTRIBUTION ACCOUNT shall mean the account into which are credited Company Contributions and earnings attributable thereto.

2.18.    COMPANY STOCK shall mean common stock of the Company.

2.19. COMPANY STOCK FUND shall mean the Investment Fund established pursuant to paragraph 9.03 which is invested and reinvested entirely or primarily in shares of Company Stock.

2.20. COMPENSATION shall mean the Employee's total salary, wages, fees and other remuneration received in the Plan Year for personal services actually rendered in the course of employment with the Employers, including, but not by way of limitation, bonuses, overtime payments and commissions, and shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code, all such inclusions and exclusions to be determined consistently with Treasury Regulation Section 1.415-2(d), which is hereby incorporated by reference. Any amounts by which an Employee's cash compensation is reduced at the Employee's election pursuant to plans maintained by the Employer which are described in section 125 of the Code or section 401(k) of the Code, or which are qualified transportation fringe benefits described in section 132 of the Code, shall be included. Except as otherwise provided herein, Compensation shall not be taken into account for Plan purposes in excess of the Compensation Limit.

2.21. COMPENSATION LIMIT shall mean $200,000 per year, as adjusted pursuant to sections 401(a)(17) and 415(d) of the Code.

2.22. CONTINUOUS MEMBERSHIP shall mean any uninterrupted period during which an Employee has been a Member of the Plan or a Predecessor Plan, including any periods of suspension of contributions so long as there is a balance in his Accounts.

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2.23.    DEL MONTE shall mean Del Monte Foods Company, a Delaware corporation.

2.24. DEL MONTE EMPLOYEE shall mean an Employee of Del Monte or of any Affiliate of Del Monte that is an Employer under the Plan.

2.25.    DEL MONTE STOCK shall mean common stock of Del Monte.

2.26. DEL MONTE STOCK FUND shall mean the Investment Fund established pursuant to paragraph 9.03 which is invested and reinvested entirely or primarily in shares of Del Monte Stock.

2.27. DISABILITY shall mean a physical or mental condition of a Member that, based on satisfactory medical evidence acceptable to EBAB, is believed to be permanent and to render the Member unfit to perform duties for the Employer, provided the Member's condition is such that he would be entitled to disability income payments under the LTD Plan if he were a contributing participant in the LTD Plan.

2.28. DISCHARGE WITHOUT CAUSE shall mean involuntary termination of employment with the Employer because of job elimination, plant shutdown or closing of a unit, or permanent layoff in connection with a reduction in force.

2.29. ELIGIBLE EARNINGS shall mean all cash remuneration payable to an Employee before payroll withholding, including cash amounts received from the Management Incentive Plan, sales incentive payments and bonuses, but excluding hiring and retention bonuses, short-term housing relocation allowances, overseas allowances amounts received by the Participant under long term incentive plans or amounts previously deferred, severance payments, Employer contributions under welfare or retirement programs, suggestion system awards and prizes, reimbursements for business, travel, or entertainment expenses incurred by the Participant and not reported as wages for federal tax purposes. Any amounts by which an Employee's cash compensation is reduced at the Employee's election pursuant to plans maintained by the Employer which are described in section 125 of the Code or section 401(k) of the Code, or which are

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         qualified transportation fringe benefits described in section 132 of the Code, shall be included, but cash or other benefits payable to the Employee from such plans shall be excluded. In all cases of doubt as to determination of Eligible Earnings, the decision of EBAB shall be final.

2.30. EBAB shall mean the Employee Benefits Administration Board appointed by the Board of Directors or such other committee or board as the Board of Directors may subsequently designate as being responsible for the general administration of the Plan.

2.31. ELIGIBILITY COMPUTATION PERIOD shall mean the twelve consecutive month period beginning on an individual's Employment Commencement Date and the twelve consecutive month period beginning on the first day of each Plan Year commencing after the Employment Commencement Date.

2.32. ELIGIBLE RETIREMENT PLAN shall mean a plan or arrangement, as described in Section 401(a)(31)(D) of the Code, which is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, a qualified trust described in section 401(a) of the Code, an annuity plan described in section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan, that accepts a distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan also applies in the case of a distribution to a surviving spouse or to a spouse or former spouse who is an Alternate Payee.

2.33. ELIGIBLE ROLLOVER DISTRIBUTION shall mean a distribution meeting the requirements of Section 401(a)(31)(C) of the Code, which consists of all or any portion of the balance to the credit of a distributee, except that (i) an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life

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         expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; or any amount that is distributed on account of hardship, and (ii) the portion of any distribution that consists of after tax employee contributions not includible in gross income may be paid only to an individual retirement account of annuity described in
         Section 408(a) or (b) of the Code or to a qualified defined contribution plan described in section 404(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion not so includible.

2.34. EMPLOYEE shall mean any salaried person employed by an Employer who receives a regular stated compensation from the Employer other than a pension, retainer or fee under contract, provided that such term shall not include:

         (a) a person who is a nonresident alien, unless such person receives remuneration from the Employer that is considered to be U.S. - source income;

         (b) a person whose compensation is established under a collective bargaining agreement, unless such agreement specifically provides for membership in the Plan;

         (c) a Leased Employee or other supplemental contract worker, an independent contractor, an agent, a consultant or any person (including a person determined by a court or governmental agency to be a common law employee) who is classified on the books and records of the Employer as a Leased Employee, supplemental contract worker, independent contractor, agent or consultant; provided that if a person who originally performs services for the Employer as a Leased Employee (or in a status which would be that of a Leased Employee if such services had been on a substantially full time basis for a period of at least one year) becomes an Employee, or in the event an Employee becomes employed by the Employer as a Leased Employee, any service rendered with the Employer as a Leased Employee (or in a status which would be that of a Leased Employee if such services had been on a substantially full time basis for a period of at least one year) shall be counted in determining
                  (i) eligibility under paragraph 3.01 (except that he shall not by reason of that status be eligible to become a Member) and
                  (ii) Continuous Membership and years of Service for vesting under paragraph 5.01.

         Notwithstanding the foregoing, a Member while in receipt of disability income payments under the LTD Plan shall be treated as an Employee until the date he ceases to be eligible for payments under such program or until age 65 or his earlier Retirement or termination of Employee status.

2.35. EMPLOYER shall mean the Company or a business organization (or any designated division, plant or other unit of a business organization) that is (i) under common control with the Company and its Affiliates or
         (ii) is otherwise connected with the Company and its Affiliates through common or overlapping ownership or through a current or former business relationship and has adopted the Plan for its employees. Notwithstanding the preceding sentence, an organization or unit thereof shall not become an Employer unless the Board of Directors has authorized such organization or unit to participate in the Plan (or any designated portion of the Plan). Any such authorization shall not extend to a business unit subsequently acquired by an Employer unless the Board of Directors specifically so directs.

2.36. EMPLOYMENT COMMENCEMENT DATE shall mean the first day of any period for which a person is paid or entitled to payment for performance of duties for an Employer or any of its Affiliates. The Employment Commencement Date of any person who was employed in a business organization or unit thereof before it became an Employer or Affiliate of an Employer and who subsequently becomes an Employee by reason of merger with or acquisition by an Employer or Affiliate, or adoption of the Plan by such organization (or a unit thereof), shall be the date on which employment with such organization (or a unit thereof) commenced as recognized on the employment records of such organization (or a unit thereof), unless a special Employment Commencement Date is established by an applicable merger, acquisition or adoption agreement or otherwise designated by the Board of Directors. Any such special Employment Commencement Date shall be specified in Appendix A.

2.37. ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.38. ESOP shall mean the H. J. Heinz Company Employee Stock Ownership Plan, which is a part of this Plan, and which consists of the portion of the Company Stock Fund held in the ESOP Trust.

2.39. ESOP MATCHING ACCOUNT shall mean the portion of a Member's Matching Account to which is credited the Member's interest in ESOP Stock acquired with the proceeds of a loan, and earnings attributable thereto.

2.40. ESOP STOCK shall mean Company Stock held by the Trustee of the ESOP Trust or by a Member following distribution from the ESOP Trust.

2.41. ESOP TRUST shall mean the portion of the Trust Fund consisting of the assets of the ESOP.

2.42. FAIR MARKET VALUE as of a particular date with respect to Stock shall mean the closing price per share on such date (or, if such date is not a business day, the business day immediately preceding such date) on the New York Stock Exchange.

2.43. FUND or INVESTMENT FUND(S) shall mean one or more of the funds in which Member and Employer contributions to the Plan are invested in accordance with Article IX.

2.44. HEINZ EMPLOYEE shall mean an Employee of the Company or an Employee of any Affiliate of the Company that is an Employer under the Plan.

2.45. HIGHLY COMPENSATED EMPLOYEE shall mean, with respect to any Plan Year, an Employee who performs services for any Employer or Affiliate of an Employer during the Plan Year and who:

         (a) during the current Plan Year or the 12-month period immediately preceding such Plan Year owns (or is considered to own within the meaning of section 318 of the Code, as modified by section 416(i)(1)(B)(iii) of the Code), more than 5% of the outstanding stock of the Employer or any of its Affiliates or stock possessing more than 5% of the total combined voting power of all stock any such corporation, or, if any Employer or Affiliate is an organization other than a corporation, more than 5% of the capital or profits interest in such organization; or

         (b)      during the preceding Plan Year:

                  (i) earned Compensation in excess of $80,000 (as adjusted in accordance with section 414(q)(1) and section 415(d) of the Code) during the preceding Plan Year; and

                  (ii) if the Employer so elects, was in the top-20% (ranked by compensation as defined in (a) above) of employees who performed services for the Employer and its Affiliates for such preceding Plan Year, excluding those who have not completed 6 months of Service, who normally work less than 17-1/2 hours per week, who normally work during not more than 6 months during any year, who have not attained age 21, and/or who are nonresident aliens who receive no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer or its Affiliates which constitutes income from sources within the United States.

         The foregoing rules shall be construed in accordance with section 414(q) of the Code and regulations thereunder. At the option of the Employer, the determination of which individuals are Highly Compensated Employees for any Plan Year may be made under the "calendar year date election" permitted by such regulations.

2.46.    HOUR OF SERVICE shall mean, with respect to any Eligibility Computation
         Period:

         (a) each hour for which a person is paid or entitled to payment for the performance of duties for the Employers or any of their Affiliates;

         (b) each hour for which a person is paid or entitled to payment by the Employer or an Affiliate directly or indirectly, on account of a period during which no duties are performed, whether or not the employment relationship has terminated due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not in excess of 501 hours for any such single continuous period;

         (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate, excluding any hour credited under paragraphs (a) or
                  (b) above, which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made; and

         (d) no hours shall be credited on account of any period during which a person performs no duties and receives payment solely for the purpose of complying with workers' compensation, unemployment compensation, or disability insurance laws.

         The Hours of Service to be credited shall be determined pursuant to Title 29 of the Code of Federal Regulations, section 2530.200b-2(b) and
         (c) as promulgated by the United States Department of Labor.

2.47. IMPRESS EMPLOYEE shall mean an Employee of Impress Packaging Puerto Rico Inc., Impress American Samoa, Inc., Impress USA, Inc. or any Affiliate of any or the foregoing that is an Employer under the Plan.

2.48. INVESTMENT COMMITTEE shall mean the Investment Committee appointed by the Board of Directors as prescribed in paragraph 10.05 or such other committee or board as the Board of Directors may subsequently designate as being responsible for the duties prescribed for the Investment Committee in this Plan.

2.49. KEY EMPLOYEE shall have the meaning set forth in section 416(i) of the Code.

2.50. LEASED EMPLOYEE shall mean any person who provides services to the Employer or an Affiliate on a substantially full-time basis for at least one year pursuant to an agreement with a leasing organization if such services are performed under primary direction and control by the Employer or Affiliate.

2.51. LOAN shall mean a loan described in section 404(a)(9)(A) of the Code and which otherwise satisfies the requirements of paragraphs 7.02 and 9.07.

2.52. LTD PLAN shall mean the "H. J. Heinz Company Voluntary Employees' Beneficiary Ass'n Long Term Disability Plan," as amended from time to time.

2.53. MATCHING ACCOUNT shall mean the account into which are credited Matching Contributions, and earnings attributable thereto.

2.54. MATCHING CONTRIBUTIONS shall mean contributions made by the Employer on a Member's behalf pursuant to paragraph 4.06(b)(ii) and allocations to a Member's ESOP Matching Account pursuant to paragraph 4.12(c)(ii).

2.55.    MEMBER shall mean an Employee who meets the requirements of paragraph
         3.01 or who has an undistributed balance.

2.56. PERIOD OF SERVICE shall mean a period beginning on an Employment Commencement Date and ending on the next Severance from Service Date.

2.57. PERIOD OF SEVERANCE shall mean a period beginning on a Severance from Service Date and ending on the next Employment Commencement Date.

2.58. PLAN shall mean the H. J. Heinz Company Employees Retirement and Savings Plan.

2.59.    PLAN YEAR shall mean the calendar year.

2.60. PREDECESSOR PLAN shall mean any plan which has been merged into this Plan in a transaction subject to section 414(l) of the Code.

2.61. PUERTO RICAN COMPENSATION shall mean that portion of a Member's Eligible Earnings which is subject to taxation under the income tax laws of the Commonwealth of Puerto Rico; provided that for purposes of applying the limitations prescribed by Section 1165(c) of the Puerto Rico Internal Revenue Code, as amended, and any successor provisions of Puerto Rico law, Puerto Rican Compensation and Eligible Earnings for any Puerto Rican Member shall be limited as required by regulations under such Section.

2.62.    PUERTO RICAN MEMBER shall mean a Member who earns Puerto Rican
         Compensation.

2.63. QUALIFIED DOMESTIC RELATIONS ORDER shall mean any judgment, decree, or order which:

         (a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

         (b)      is made pursuant to a state domestic relations law,

         (c) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

         (d) otherwise meets the requirements of section 206(d)(3) of ERISA, as determined by EBAB.

2.64. QUALIFIED NONELECTIVE CONTRIBUTIONS shall mean discretionary contributions by the Employer which are made pursuant to paragraph

         4.06(d) and which are nonforfeitable and subject to the same distribution restrictions as Tax Deferred Contributions and which in all respects meet the requirements for "qualified nonelective contributions" under regulations pursuant to sections 401(k) and (m) of the Code.

2.65. REGULAR MATCHING ACCOUNT shall mean the portion of a Member's Matching Account other than the ESOP Matching Account.

2.66. REGULAR STOCK ACCOUNT shall mean the portion of the Company Stock Fund to which are credited shares of Company Stock other than ESOP Stock acquired with the proceeds of a Loan.

2.67. RETIRED MEMBER shall mean a Member who has commenced Retirement and who has an Account balance remaining in the Plan.

2.68. RETIREMENT shall mean cessation of work for the Employer on or after attainment of age 55.

2.69. ROLLOVER ACCOUNT shall mean the account into which shall be credited Rollover Contributions and certain Predecessor Plan amounts not subject to section 401(k) of the Code, and earnings attributable thereto.

2.70. ROLLOVER CONTRIBUTIONS shall mean contributions made by or on behalf of a Member pursuant to paragraph 4.10.

2.71. SERVICE shall mean the aggregate of all Periods of Service and all Periods of Severance of less than 12 consecutive months, excluding periods prior to a Break in Service of five years or more by a Member who is not vested in his Matching Account and Company Contribution Account. Each Member with benefits described in paragraph 4.18 (Borden Transfer) will receive credit for Service remaining to his or her credit under the Borden, Inc. Retirement Savings Plan as of July 16, 2001.

2.72.    SEVERANCE FROM SERVICE DATE shall mean the earlier of:

         (a) the date of Retirement, death, discharge or other termination of employment with the Employers and Affiliates, or

         (b) the first anniversary of the first date of a period in which the Employee remains absent from work with the Employers and Affiliates for any other reason (not including Disability).

         For Members with benefits described in Section 4.18 (Borden Transfer) and then solely for periods prior to July 16, 2001, this paragraph will be applied by deeming the Employer and the Company to be Borden, Inc.

2.73.    STOCK shall mean Company Stock and/or Del Monte Stock.

2.74.    STOCK FUND shall mean the Company Stock and/or the Del Monte Stock
         Fund.

2.75. SUSPENSE ACCOUNT shall mean the portion of the Company Stock Fund to which are initially credited shares of ESOP Stock acquired with the proceeds of a Loan, as provided in paragraph 7.02.

2.76. TAX DEFERRED ACCOUNT shall mean the account into which are credited Tax Deferred Contributions and certain Predecessor Plan amounts that are subject to section 401(k) of the Code (including nonelective contributions that have been treated as elective contributions), and earnings attributable thereto.

2.77. TAX DEFERRED CONTRIBUTIONS shall mean contributions made by the Employer on a Member's behalf pursuant to paragraph 4.02.

2.78. TRUST AGREEMENT shall mean any agreement and amendments thereto entered into between the Company and the Trustee to carry out the provisions of the Plan.

2.79. TRUST FUND shall mean the cash and other properties held and administered by the Trustee pursuant to the Trust Agreement to carry out the provisions of the Plan.

2.80. TRUSTEE shall mean the one or more designated trustees, including any trustee of the ESOP Trust, acting at any time under any Trust Agreement.

2.81. UNALLOCATED DIVIDENDS shall mean dividends on shares of ESOP Stock acquired with the proceeds of a Loan which are not Allocated Shares.

2.82. UNALLOCATED ESOP STOCK ACCOUNT shall mean the portion of the Company Stock Fund to which are credited Unallocated Shares.

2.83. UNALLOCATED SHARES shall mean shares of ESOP Stock acquired with the proceeds of a Loan which have been released from the Suspense Account and not yet credited to the Allocated ESOP Stock Account.

2.84. VALUATION DATE shall mean the date or dates in each calendar month on which any valuation is made, as determined under EBAB procedures established pursuant to paragraph 10.10.

                                   ARTICLE III

                                   MEMBERSHIP

3.01. ELIGIBILITY AND ENROLLMENT - An Employee as of January 1, 2002 who was a Member of the Plan on December 31, 2001 shall remain a Member as of January 1, 2002. Any other Employee shall become a Member of the Plan according to the following rules:

         (a) An Employee who is employed on a regular full time basis shall become a Member on his Employment Commencement Date.

         (b) An Employee who is employed in part time, temporary, probationary or special employment shall become a Member on the first day of the month following completion of an Eligibility Computation Period during which he has performed 1,000 or more Hours of Service.

         (c) Notwithstanding subparagraphs (a) and (b), an individual who becomes an Employee as a result of acquisition by an Employer of all or part of the assets or stock of an organization employing such individual, or as a result of adoption of the Plan by the organization or unit employing such individual, shall be eligible to become a Member of the Plan on the earlier of:

                  (i) the date on which such Employee is placed on the payroll of an organization or unit which is already a participating Employer, or

                  (ii) the date specified by the Board of Directors in connection with approval of the organization or unit employing such individual as an Employer, provided such individual is then an Employee.

         (d)      Notwithstanding the foregoing provisions of this paragraph
                  3.01. a Del Monte Employee shall be eligible to participate in this Plan only if such Employee was a former Heinz Employee who became a Del Monte Employee as a result of the transactions provided for in the Agreement and Plan of Merger dated as of June 12, 2002 among the Company, Del Monte, SKF Foods Inc. and Del Monte Corporation.

         An eligible Employee shall be enrolled as a Member automatically upon satisfaction of the requirements of this paragraph 3.01.

3.02. CESSATION OF MEMBERSHIP - Membership shall continue so long as there is a balance in the Employee's Accounts. Membership in the Plan shall cease upon death or when an Employee's Accounts have been forfeited or completely distributed or withdrawn.

3.03. CESSATION AND RESUMPTION OF EMPLOYEE STATUS - A Member who ceases to be an Employee as defined in paragraph 2.34 shall not be eligible to have Tax Deferred Contributions, Matching Contributions or Company Contributions made to the Plan on his behalf or allocated to his Accounts or to make After Tax Contributions to the Plan, but shall continue to be a Member of the Plan until he ceases to have any balance in his Accounts. If a Member or former Member is rehired or otherwise resumes Employee status, as of the date of such resumption he shall again become entitled to an allocation of Company Contributions, Tax Deferred Contributions and Matching Contributions shall resume (unless he elects otherwise), and he may reinstate an election under paragraph 4.07.

                                   ARTICLE IV

                                  CONTRIBUTIONS

4.01.    COMPANY CONTRIBUTIONS -

         The Employer shall contribute on a monthly basis on behalf of each Member who is an Employee during such month an amount equal to the applicable percentage (determined on the basis of the Member's attained age at the end of the month) of the Member's Eligible Earnings for the month (up to the Compensation Limit), as derived from the following table:

                     Years of Attained Age:            Contribution Rate:
                     ----------------------            ------------------
                        Less than 30                          1.5%
                  At least 30 but less than 35                3.0%
                  At least 35 but less than 40                5.0%
                  At least 40 but less than 45                7.0%
                  At least 45 but less than 50                9.0%
                  At least 50 but less than 55               11.0%
                  At least 55 but less than 60               12.0%
                        60 and over                          13.0%

         See Appendix B for the table applicable to a Member who is employed as a pilot and who is not a Highly Compensated Employee. In the case of a Member who ceases active employment as a result of Disability but who retains Employee status, Company Contributions under the provisions of this paragraph shall continue, subject to paragraph 4.13(b), with the Member's monthly rate of compensation prior to the commencement of disability income payments under the LTD Plan being treated as his Eligible Earnings for this purpose.

4.02. TAX DEFERRED CONTRIBUTIONS - Each Member is entitled to have Tax Deferred Contributions made by the Employer on his behalf for each payroll period.

         (a) Tax Deferred Contributions may be in an amount equal to any whole percentage of a Member's Eligible Earnings not less than

                  2% of his Eligible Earnings (up to the Compensation Limit) nor more than 20% of his Eligible Earnings (up to the Compensation Limit). An election by a Member to have Tax Deferred Contributions made on his behalf constitutes an authorization to the Employer to reduce the Member's cash remuneration by an amount equal to the Tax Deferred Contributions. Tax Deferred Contributions for any Plan Year may be elected only with respect to Eligible Earnings that would have been received by the Member in the Plan Year but for his election to defer under this paragraph 4.02. Tax Deferred Contributions pursuant to this subparagraph (a) shall be made by the Employer to the Trustee in cash within a reasonable time after the end of the payroll period to which such contributions relate. A Member shall be deemed to have elected to have Tax Deferred Contributions made by the Employer on his behalf for each payroll period in an amount equal to 3% of his Eligible Earnings (up to the Compensation Limit), and to have authorized the Employer to reduce his cash remuneration payable while a Member by an equal amount, unless he elects, in accordance with procedures prescribed by EBAB, to have no Tax Deferred Contributions made on his behalf or to have Tax Deferred Contributions made on his behalf at a different rate.

                  Tax Deferred Contributions may be limited by paragraph 4.05 dealing with the actual deferral percentage for Highly Compensated Employees, by paragraph 4.13 imposing limits on Annual Additions, by paragraph 6.06 in the case of a hardship withdrawal, and by the following subparagraphs.

         (b) A Member's Tax Deferred Contributions under subparagraph (a) in any calendar year shall not exceed $11,000 (increased by $1,000 for each year after 2002 up to a maximum of $16,000 for
                  2006), or such adjusted amount as may be prescribed pursuant to sections 402(g)(5) and 415(d) of the Code, reduced by the sum of all other elective deferrals (as defined in regulations pursuant to section 402(g) of the Code) during such year under other plans, contracts or arrangements maintained by the Employer or any Affiliate. If a Member's Tax Deferred Contributions in a calendar year reach the applicable dollar limitation for such year, then unless the Member elects otherwise contributions on his behalf shall continue at the same rate (subject to other applicable limitations) for the remainder of the calendar year as After Tax Contributions under paragraph 4.07 instead of Tax Deferred Contributions. As of the first pay period of the following calendar year, the Member's Tax Deferred Contributions shall recommence in accordance with his previous election.

         (c) In addition to the limitations described in the foregoing subparagraphs of this paragraph 4.02, Tax Deferred Contributions on behalf of a Puerto Rican Member shall be subject to any lower percentage and/or dollar limitations prescribed pursuant to Section 1165(c) of the Puerto Rico Internal Revenue Code, as amended, and any successor provisions of Puerto Rico law.

         (d) If a Member makes elective deferrals under another qualified defined contribution plan for any calendar year and those contributions when added to his Tax Deferred Contributions under this Plan exceed the dollar limitation set forth above for that calendar year, the Member may allocate all or a portion of such excess deferrals to this Plan. In that event, the excess deferrals (together with income allocable thereto determined by any reasonable method consistent with regulations pursuant to section 402(g) of the Code) shall be returned to the Member no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The Plan shall not be required to return excess deferrals unless the Member notifies

                  EBAB, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. However, a Member who has excess deferrals calculated by taking into account only elective deferrals under this Plan and other plans, contracts or arrangements maintained by the Employer or any Affiliate shall be deemed to have made an election pursuant to this subparagraph (d) with respect to such excess deferral. The amount of excess deferrals that may be distributed pursuant to this subparagraph shall be determined after taking into account any amounts previously recharacterized or distributed pursuant to paragraph 4.05.

         (e) If any Matching Contributions have been allocated with respect to excess deferrals, they shall be forfeited and applied as provided in paragraph 5.07.

         (f) In the event that Tax Deferred Contributions are returned to the Employer in accordance with the provisions of paragraph 4.16, the elections to reduce Eligible Earnings which were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Tax Deferred Contributions so returned shall be distributed in cash to those Members for whom those contributions were made.

         (g) If EBAB determines that the taxing jurisdiction to which any Employee is subject does not recognize tax deferral for contributions pursuant to this paragraph 4.02, it may in its discretion designate such jurisdiction to be covered by this subsection (g) for the period during which such designation is in effect. In the case of a Member whose principal income tax liability is to any jurisdiction so designated the Plan shall be administered as hereinafter provided in this subsection notwithstanding any other provisions in the Plan to the contrary.

                  (i) After Tax Contributions may be made by a Member described in this subparagraph in an amount equal to any whole percentage of his Eligible Earnings not less than

                           2% of his Eligible Earnings nor more than 20% of his Eligible Earnings (up to the Compensation Limit) even though no Tax Deferred Contributions have been made on such Member's behalf under subparagraph (a).

                  (ii) Paragraphs 4.06 and 4.12(c) shall be applied in the case of a Member described in this subparagraph as if references to "Tax Deferred Contributions" and "paragraph 4.02" were references to "After Tax Contributions" and "paragraph 4.07" respectively.

                  (iii) In the case of withdrawal under paragraph 6.02 by a Member described in this subparagraph of any part of his After Tax Account, which is attributable to contributions during the 24 months preceding the month of withdrawal and which was taken into account in determining the amount of Matching Contributions allocable to his Accounts under paragraph 4.12(c), the Member will not be entitled to have Matching Contributions made on his behalf for a period of three months following such withdrawal, unless the Member has attained age 59-1/2.

         (h) Notwithstanding any percentage or dollar limitations in this paragraph 4.02 or in paragraphs 4.05 and 4.13, a Member (other than an Impress Employee) who is otherwise eligible to elect Tax Deferred Contributions under this paragraph 4.02 and whose Tax Deferred Contributions for a calendar year ending after such Member has attained age 50 are limited by any of such percentage or dollar limitations, such Member may make additional Tax Deferred Contributions for such calendar year, without regard to such limitations, in an amount not exceeding the lesser of (i) $1,000 (increased by $1,000 for each calendar year after 2002 up to a maximum of $5,000 for years after 2005) as adjusted pursuant to sections 414(v)(2)(C) and 415(d) of the Code or (ii) 100% of Compensation for such calendar year. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of sections 401(k)(3), 401(k)(11), 401(k)(12),
                  410(b), or 416 of
                  the Code, as applicable, by reason of the making of such catch-up contributions.

4.03. CHANGE IN TAX DEFERRED CONTRIBUTIONS - Subject to the provisions of paragraph 4.02, a Member may change the percentage elected pursuant to paragraph 4.02, in accordance with procedures prescribed by EBAB. A Member shall be permitted to change such Tax Deferred Contribution percentage on the first of any month by giving the Employer adequate written notice.

4.04.    SUSPENSION OF TAX DEFERRED CONTRIBUTIONS -

         (a) In accordance with procedures prescribed by EBAB, a Member may suspend Tax Deferred Contributions under paragraph 4.02. During such a period of suspension, the Employer shall make no monthly contributions on behalf of such Member nor shall there be any allocation to the ESOP Matching Account of such Member pursuant to paragraph 4.12(c)(ii).

         (b) In accordance with procedures prescribed by EBAB, a Member who has suspended Tax Deferred Contributions may elect resumption thereof in accordance with paragraph 4.02 effective on the first day of any month following the date the suspension became effective.

         (c) A Member who is granted an authorized leave of absence by the Employer shall be deemed to have suspended Tax Deferred Contributions pursuant to subparagraph (a) of this paragraph
                  4.04 and immediately upon completion of his leave of absence Tax Deferred Contributions shall resume in accordance with the election previously in effect unless changed by the Member in accordance with paragraph 4.03.

4.05. LIMITATION ON TAX DEFERRED CONTRIBUTIONS - Notwithstanding paragraph 4.02, the limitations of this paragraph 4.05 shall apply with respect to Highly Compensated Employees. Plans that are aggregated for purposes of section 410(b) of the Code (other than for purposes of the average benefit percentage test) are treated as a single plan for purposes of this paragraph.

         (a) The actual deferral percentage for Highly Compensated Employees for a Plan Year shall not exceed the greater of (i) or (ii) below:

                  (i) The actual deferral percentage for all other eligible Employees for the preceding Plan Year multiplied by 1.25;

                  (ii)     The lesser of (A) or (B) below:

                           (A) the actual deferral percentage for all other eligible Employees for the preceding Plan Year multiplied by 2.0;

                           (B) the actual deferral percentage for all other eligible Employees for the preceding Plan Year increased by two percentage points.

         (b) For purposes of this paragraph 4.05, the actual deferral percentage for a specified group of eligible Employees for a Plan Year shall be the average (calculated to the nearest hundredth of a percentage point) of the ratios (calculated separately to the nearest hundredth of a percentage point for each Employee in the group) of:

                  (i) The sum of the amount of Tax Deferred Contributions (and, if applicable, Qualified Nonelective Contributions, but excluding catch-up contributions pursuant to paragraph 4.02(h)) actually paid to the Trust Fund on behalf of each such Employee for such Plan Year (whether or not such contributions are returned to the Member pursuant to the rules on excess tax deferred contributions in paragraph 4.02(d)), to

                  (ii) The Employee's Compensation for the Plan Year (determined before the reductions described in subparagraph (a) of paragraph 2.19), taking into account for this purpose only the portion of the Plan Year after the Employee has become eligible for the Plan.

         (c) EBAB may implement rules, consistent with regulations under the Code, whereby Tax Deferred Contributions by any Member or group of Members may be limited in advance to a lesser percentage than the otherwise allowable maximum, whereby Tax Deferred Contributions may be decreased, suspended or otherwise modified to meet the requirements of this paragraph 4.05, whereby contributions that would otherwise be treated as Tax Deferred Contributions may be treated as After Tax Contributions, or whereby Tax Deferred Contributions may be disposed of by distribution to some or all Highly Compensated Employees, in accordance with the following guidelines, so that the limitation set forth in this paragraph 4.05 is satisfied.

                  (i) Excess contributions on behalf of each Highly Compensated Employee shall be determined on the basis of a leveling method which calculates the extent to which the actual deferral percentage of the Highly Compensated Employee having the highest such percentage would have to be reduced to satisfy the average actual deferral percentage limitation in subparagraph (a) or to cause such percentage to equal the actual deferral percentage of the Highly Compensated Employee with the next highest percentage, such calculation to be repeated in successive steps and descending order until the average actual deferral percentage limitation is satisfied. The amount of excess contributions on behalf of each Highly Compensated Employee is the product of such Employee's Eligible Earnings and the applicable hypothetical reduction percentage determined above. The amount of the total excess which is distributable to each Highly Compensated Employee is determined on the basis of a leveling method whereby the Tax Deferred Account of the Highly Compensated Employee who had the highest dollar amount taken into account in determining the actual deferral percentage for the Plan Year in which the excess arose is reduced until equal to the dollar amount applicable to the Highly Compensated Employee who had the next highest amount taken into account, in successive steps and descending order until the excess is eliminated.

                  (ii) Excess contributions determined under (i) above, together with income attributable to the excess contributions, shall be paid to the Member before the close of the Plan Year following the Plan Year in which the excess contributions were made, and, to the extent practicable, within 2-1/2 months of the close of the Plan Year in which the excess contributions were made. Any excess contributions for any Plan Year shall be reduced by any Tax Deferred Contributions previously returned to the Member under paragraph 4.02(d) for that Plan Year. If any Matching Contributions have been allocated with respect to excess contributions, they shall be forfeited and applied as provided in paragraph 5.07.

         (d) The amount of income attributable to the excess contributions for a Plan Year shall be determined by any reasonable method consistent with regulations pursuant to section 401(k) of the Code.

         (e) In addition to the limitations of the foregoing subparagraphs of this paragraph 4.05, Tax Deferred Contributions on behalf of a Puerto Rican Member who is a "highly compensated employee" within the meaning of Section 1165(c) of the Puerto Rico Internal Revenue Code, as amended, and any successor provisions of Puerto Rico law, shall be subject to the limitations described in such Section.

4.06. ESOP AND MATCHING CONTRIBUTIONS - In addition to contributions pursuant to paragraphs 4.01 and 4.02, the Employer shall make contributions, except as otherwise provided in Appendix C, in accordance with the following:

         (a) The Employer shall contribute to the ESOP Trust from time to time such cash amounts as may be required to repay the principal amount of and interest on any Loan to the extent that Allocated Dividends, Unallocated Dividends and earnings thereon are insufficient to meet such payment obligations.

         (b) In addition, the Employer shall contribute to the Trustee on a monthly basis an amount in cash or shares of Company Stock equal to the sum of (i) and (ii) below:

                  (i) the amount, if any, by which (A) the amount of Allocated Dividends credited to the Allocated ESOP Stock Account for such month exceeds (B) the Fair Market Value (as of the applicable Valuation Date) of the shares in the Unallocated ESOP Stock Account which are transferred to the Allocated ESOP Stock Account as of such date pursuant to paragraph 4.12(c)(i).

                  (ii) the amount, if any, by which (A) the aggregate of the Tax Deferred Contributions under paragraph 4.02 on behalf of all Members for such month (disregarding the portion of the Tax Deferred Contributions for any Member which is in excess of 3% of the Member's Eligible Earnings (up to the Compensation Limit)) exceeds (B) the value of the shares of Company Stock allocable to Members' ESOP Matching Accounts for such month pursuant to paragraph 4.12(c)(ii).

                  Contributions pursuant to this subparagraph are subject to the applicable limitations of paragraphs 4.05 and 4.11.

         (c) In addition, the Employer shall contribute from time to time in cash or shares of Stock such amounts as may be required for restoration of forfeitures pursuant to paragraph 5.06.

         (d) In addition, the Employer may in its discretion contribute as Qualified Nonelective Contributions from time to time in cash or shares of Stock and in such amounts as it shall determine to be appropriate to enable the Plan to satisfy the limitations of paragraphs 4.05 and/or 4.11.

         (e) If the Employer makes contributions under this paragraph 4.06 in Stock, the value of each contributed share, for purposes of determining the amount contributed, shall be equal to the Fair Market Value on the Valuation Date as of which the contribution amount is determined pursuant to this paragraph 4.06.

4.07. AFTER TAX CONTRIBUTIONS - A Member may make After Tax Contributions in the amount of any whole percentage of his Eligible Earnings which is not less than 2% of his Eligible Earnings nor more than 20% of his Eligible Earnings (up to the Compensation Limit) as elected by the Member, provided that if an election concerning Tax Deferred Contributions is in effect under paragraph 4.02, the maximum amount which the Member may elect to contribute under this paragraph shall be limited in accordance with rules determined by EBAB to insure that the combination of Tax Deferred Contributions and After Tax Contributions for any Plan Year is not more than 20% of his Eligible Earnings (up to the Compensation Limit) for the Plan Year. The After Tax Contributions of a Member shall be made through payroll deductions in a manner to be determined by EBAB. The Employer shall remit contributions made by a Member pursuant to this paragraph to the Trustee for investment in the Investment Fund(s) selected by such Member in accordance with Article
         IX. The Employer will forward all payroll deductions to the Trustee within a reasonable time after the end of the payroll period to which such deductions relate. After Tax Contributions may be limited by paragraph 4.11 imposing contribution percentage limitations on After Tax Contributions and Matching Contributions for Highly Compensated Employees, by paragraph 4.13 imposing limits on Annual Additions, and by paragraph 6.06 in the case of a hardship withdrawal.

4.08. CHANGE IN AFTER TAX CONTRIBUTIONS - Subject to the provisions of paragraph 4.07, a Member may change the percentage of his authorized payroll deduction for After Tax Contributions in accordance with procedures prescribed by EBAB. A Member shall be permitted to change his After Tax Contribution percentage on the first of any month by giving the Employer adequate written notice.

4.09.    SUSPENSION OF AFTER TAX CONTRIBUTIONS -

         (a) In accordance with procedures prescribed by EBAB, a Member may suspend his After Tax Contributions under paragraph 4.07 as of the end of any month.

         (b) In accordance with procedures prescribed by EBAB, a Member who has suspended After Tax Contributions may resume such contributions in accordance with paragraph 4.07 effective on the first day of any month following the date the suspension became effective.

         (c) A Member who is granted an authorized leave of absence by the Employer shall be deemed to have suspended his After Tax Contributions pursuant to subparagraph (a) of this paragraph
                  4.09 and upon completion of his leave of absence After Tax Contributions shall resume in accordance with the election previously in effect unless changed by the Member in accordance with paragraph 4.08.

4.10. ROLLOVER CONTRIBUTIONS - With the permission of EBAB and without regard to any limitations on contribution percentages for Highly Compensated Employees in paragraphs 4.05 and 4.11, limits on Annual Additions in paragraph 4.13 or limitations on After Tax Contributions in paragraph 4.07, the Plan may receive from a Member or from another plan which is qualified under section 401(a) of the Code, in cash, any amount which qualifies as an Eligible Rollover Distribution or otherwise qualifies for rollover treatment under Code section 408(d)(3)(A)(ii), provided that the Member provides evidence satisfactory to EBAB that such amount so qualifies. Rollover contributions which are not directly transferred from another qualified plan must be paid to the Trustee on or before the 60th day after having been received by the Member, unless a later date is permitted under a waiver pursuant to section 402(c)(3)(B) of the Code. Direct transfers may be accomplished by wire transfer to the Trustee or by delivery to the Trustee of a check made out to the Plan or to the Trustee, as prescribed by EBAB.

4.11. LIMITATION BASED ON CONTRIBUTION PERCENTAGE - After application of the provisions of paragraph 4.05 above, the regular contribution percentage and the ESOP allocation percentage for Highly Compensated Employees shall be subject to the limitations of this paragraph 4.11. Plans that are aggregated for purposes of section 410(b) of the Code (other than for purposes of the average benefit percentage test) are treated as a single plan for purposes of this paragraph.

         (a) The regular contribution percentage for a Plan Year for Highly Compensated Employees who are Members or eligible to become Members shall not exceed the greater of (i) or (ii) below:

                  (i) The regular contribution percentage for all other eligible Employees for the preceding Plan Year multiplied by 1.25;

                  (ii)     The lesser of (A) or (B) below:

                           (A) the regular contribution percentage for all other eligible Employees for the preceding Plan Year , multiplied by 2.0;

                           (B) the regular contribution percentage for all other eligible Employees for the preceding Plan Year increased by two percentage points.

         (b) For purposes of this paragraph 4.11, the regular contribution percentage for a specified group of eligible Employees for a Plan Year shall be the average (calculated to the nearest hundredth of a percentage point) of the ratios (calculated separately to the nearest hundredth of a percentage point for each Employee in the group) of:

                  (i) The sum of the amounts allocable under paragraph 4.12 to the Employee's Regular Matching Account and After Tax Account for that Plan Year (plus Qualified Nonelective Contributions, if applicable, and Tax

                           Deferred Contributions allocable to the Member's Tax Deferred Account for the Plan Year provided that the limitations of paragraph 4.05 are satisfied whether or not such amounts are taken into account for purposes of that paragraph), to

                  (ii) The Employee's Compensation for the Plan Year (determined before the reductions described in subparagraph (a) of paragraph 2.19), taking into account for this purpose only the portion of the Plan Year after the Employee has become eligible for the Plan.

         (c) In the event EBAB determines that the limitation under subparagraph (a) of this paragraph 4.11 would be exceeded in any Plan Year, the following provisions shall apply:

                  (i) Excess aggregate contributions on behalf of each Highly Compensated Employee shall be determined on the basis of a leveling method which calculates the extent to which the amounts allocable under paragraph
                           4.12 to the Regular Matching Account and After Tax Account of the Highly Compensated Employee having the highest allocation percentage would have to be reduced to satisfy the regular contribution percentage limitation in subparagraph (a) or to cause such percentage to equal the allocation percentage of the Highly Compensated Employee with the next highest percentage, such calculation to be repeated in successive steps and descending order until the regular contribution percentage limitation is satisfied. The amount of excess aggregate contributions on behalf of each Highly Compensated Employee is the product of such Employee's Eligible Earnings and the applicable hypothetical reduction percentage determined above. The amount of the total excess which is distributable to a Highly Compensated Employee is determined on the basis of a leveling method whereby the After Tax and Regular Matching Accounts of the Highly Compensated Employee who had the highest dollar amount taken into account in determining the contribution percentage for the Plan Year in which the excess arose are reduced until equal to the dollar amount applicable to the Highly Compensated Employee who had the next highest amount taken into account, in successive steps and descending order until the excess is eliminated.

                  (ii) Excess aggregate contributions, together with income attributable to the excess aggregate contributions, shall be applied in the following order: Member After Tax Contributions, to the extent of the excess aggregate contributions, together with the income attributable to those contributions, shall be paid to the Member; then, if necessary, a part of the amount allocable to the Regular Matching Account which equals the balance of the excess aggregate contributions shall be paid to the Member.

                           (A)      Any repayment of excess aggregate
                                    contributions shall be made before the close of the Plan Year following the Plan Year for which those contributions were made; to the extent practicable any repayment shall be made within 2-1/2 months of the close of the Plan Year in which the contributions were made.

                           (B) The amount of income attributable to the excess aggregate contributions shall be determined by any reasonable method consistent with regulations pursuant to section 401(m) of the Code.

         (d) The ESOP allocation percentage for a Plan Year for Highly Compensated Employees who are Members or eligible to become Members shall not exceed the greater of (i) or (ii) below:

                  (i) The ESOP allocation percentage for all other eligible Employees for the preceding Plan Year multiplied by 1.25;

                  (ii)     The lesser of (A) or (B) below:

                           (A) the ESOP allocation percentage for all other eligible Employees for the preceding Plan Year , multiplied by 2.0;

                           (B) the ESOP allocation percentage for all other eligible Employees for the preceding Plan Year amount increased by two percentage points.

         (e) For purposes of this paragraph 4.11, the ESOP allocation percentage for a specified group of eligible Employees for a Plan Year shall be the average (calculated to the nearest hundredth of a percentage point) of the ratios (calculated separately to the nearest hundredth of a percentage point for each Employee in the group) of:

                  (i) The sum of the amounts allocable under paragraph 4.12(c)(ii) to the Employee's ESOP Matching Account for that Plan Year, to

                  (ii) The Employee's Compensation (determined before the reductions described in subparagraph (a) of paragraph 2.19), taking into account for this purpose only the portion of the Plan Year after he has become eligible for the Plan.

         (f) In the event EBAB determines that the limitation under subparagraph (d) of this paragraph 4.11 would be exceeded in any Plan Year, the ESOP allocations on behalf of the Highly Compensated Employees in the Plan Year, together with income attributable to the excess, shall be reduced in accordance with rules consistent with those set forth in subparagraph (c) of paragraph 4.05.

4.12. ALLOCATION TO MEMBER ACCOUNTS - Allocations shall be made to the Accounts of Members in accordance with this paragraph 4.12, subject to the limitations on Annual Additions set forth in paragraph 4.13.

         (a) Company Contributions for each month on behalf of each Member pursuant to paragraph 4.01 shall be allocated as soon as practicable to the Company Contribution Account of such Member.

         (b) Tax Deferred Contributions pursuant to a Member's election under paragraph 4.02 shall be allocated as soon as practicable to the Tax Deferred Account of each Member on whose behalf such contribution is made, subject to the limitations on Tax Deferred Contributions in paragraphs 4.02 and 4.05.

         (c) As of the applicable monthly Valuation Date for each month, a number of shares shall be transferred from the Unallocated ESOP Stock Account to the Allocated ESOP Stock Account and allocated among the Members' ESOP Matching Accounts as follows:

                  (i) If Allocated Dividends are credited to the Allocated ESOP Stock Account for the month including such Valuation Date, a number of shares shall be transferred to the Allocated ESOP Stock Account equal to the lesser of (A) such Allocated Dividends divided by Fair Market Value as of the Valuation Date or (B) the number of shares remaining in the Unallocated ESOP Stock Account. Allocations shall be made among the Members' ESOP Matching Accounts in the proportion that the value of each such Member's ESOP Matching Account as of such Valuation Date (determined before any allocations as of such date pursuant to this paragraph 4.12) bears to the total value of all Members' ESOP Matching Accounts as of such Valuation Date.

                  (ii) A number of shares shall be transferred to the Allocated ESOP Stock Account equal to the lesser of
                           (A) the aggregate of the Tax Deferred Contributions under paragraph 4.02 on behalf of all Members for the month (disregarding the portion of the Tax Deferred Contributions on behalf of any Member for such month which is in excess of 3% of the Member's Eligible Earnings (up to the Compensation Limit)) divided by Fair Market Value as of the Valuation Date or (B) the number of shares remaining in the Unallocated ESOP Stock Account after any transfer under (i) above. Allocation shall be made among the Members' ESOP Matching Accounts in the proportion that each Member's Tax Deferred Contributions (not in excess of 3% of the Member's Eligible Earnings (up to the Compensation Limit)) under paragraph 4.02 for the month is to the total Tax Deferred Contributions on behalf of all Members for such month (disregarding the portion of the Tax Deferred Contributions on behalf of any Member for such month which is in excess of 3% of the Member's Eligible Earnings (up to the Compensation Limit)). In the case of any Member with respect to whom ESOP Stock does not qualify as "employer securities" within the meaning of section 409(l) of the Code, the provisions of this subparagraph 4.12(c)(ii) shall not apply and cash contributions pursuant to paragraph 4.06(b) shall be allocated to the Member's Regular Matching Account in an amount equal to 100% of the Tax Deferred Contributions (not in excess of 3% of the Member's Eligible Earnings (up to the Compensation Limit)) under paragraph 4.02 on behalf of each Member for the month for which such contribution is made.

                  (iii) If, after applying (i) and (ii) above as of the monthly Valuation Date for the last month of the Plan Year, there are any remaining shares in the Unallocated ESOP Stock Account, such shares shall be allocated as of the last day of the Plan Year as provided in subparagraph (f) below.

                  Allocations pursuant to this subparagraph are subject to the applicable limitations of paragraphs 4.05 and 4.11.

         (d) After Tax Contributions pursuant to a Member's election under paragraph 4.07 shall be allocated as soon as practicable to the After Tax Account of each Member on whose behalf such contribution is made, subject to the limitations on After Tax Contributions in paragraph 4.11.

         (e) Contributions that are made for any month relative to Allocated Dividends pursuant to paragraph 4.06(b)(i) shall be allocated as soon as practicable to the Regular Matching Account of each Member in the proportion that the value of the Member's ESOP Matching Account as of the Valuation Date for such month (determined before any allocations as of such date pursuant to this paragraph 4.12) is to the value of the aggregate of all Members' ESOP Matching Accounts as of such date (determined before any allocations as of such date pursuant to this paragraph 4.12). Contributions pursuant to paragraph 4.06(b)(ii) shall be allocated as soon as practicable to the Regular Matching Account of each Member in an amount equal to the excess of (A) 100% of the Tax Deferred Contributions (not in excess of 3% of the Member's Eligible Earnings (up to the Compensation Limit)) under paragraph 4.02 on behalf of each Member for the month for which such contribution is made, over (B) the amount allocated to the Member's ESOP Matching Account for such month pursuant to subparagraph (c)(ii) of this paragraph 4.12.

         (f) Contributions pursuant to paragraph 4.06(c) shall be applied as provided in paragraph 5.06(c).

         (g) Contributions pursuant to paragraph 4.06(d) shall be allocated among the Tax Deferred Accounts of such Members in such proportions as the Board of Directors prescribes at the time of authorization of such contributions or, if no allocation method is prescribed, in equal amounts among the Tax Deferred Accounts of Members described in subparagraph (h)(iii) below.

         (h) Any amounts transferred from the Suspense Account to the Unallocated ESOP Stock Account during any Plan Year which as of the end of such Plan Year have not otherwise been allocated in accordance with subparagraph (c) above shall be allocated as of the last monthly Valuation Date for the Plan Year in equal amounts among the ESOP Matching Accounts of

                  Employees on such Valuation Date (other than Employees with respect to whom ESOP Stock does not qualify as "employer securities" within the meaning of section 409(l) of the Code) who are described in such one of the following allocation groups as has been designated by the Investment Committee in writing to EBAB prior to the end of such Plan Year, or, if no such designation has been made, among the Employees described in subdivision (i) below:

                  (i) all Members whose Employment Commencement Date was on or before the first day of such Plan Year and who are entitled to an allocation as of such Valuation Date under subparagraph (c)(ii) of this paragraph 4.12;

                  (ii)     all eligible Employees on such Valuation Date;

                  (iii) all Members described in subdivision (i) above other than Highly Compensated Employees.

4.13.    MAXIMUM ANNUAL ADDITIONS -

         (a) The Annual Additions made by or on behalf of and allocated to any Member for any Plan Year to this Plan and any other defined contribution plan which is qualified under section 401(a) of the Code and which is maintained by the Employer or any Affiliate shall not be greater than an amount equal to the lesser of (i) or (ii):

                  (i) 100% of the Member's Compensation for such Plan Year (determined without regard to the last sentence of paragraph 2.19);

                  (ii) $40,000, as adjusted to for cost of living increases pursuant to section 415(d) of the Code.

         (b) In the case of a Member who is totally and permanently disabled (within the meaning of section 22(e)(3) of the Code) and who is not a Highly Compensated Employee, Compensation for a Plan Year for purposes of this paragraph

                  4.13 shall be deemed to be the amount which the Member would have received for such Plan Year if he was paid at the rate of compensation in effect immediately before becoming totally and permanently disabled.

         (c) In order to prevent excess Annual Additions, EBAB shall limit contributions and/or allocations to a Member's Accounts in the following order of priority:

                  (i)      Company Contributions;

                  (ii)     After Tax Contributions;

                  (iii) Tax Deferred Contributions (other than catch-up contributions pursuant to paragraph 4.02(h);

                  (iv)     Matching Contributions.

         (d) If, as a result of a reasonable error in estimating a Member's Compensation or in determining the amount of Tax Deferred Contributions that may be made with respect to a Member, or other circumstances permitted pursuant to regulations under the Code, amounts are contributed with respect to a calendar year by or on behalf of a Member in excess of the amount that can be allocated under subparagraph (a), such excess shall be subject to the following rules:

                  (i) Contributions in excess of the limitations shall be distributed to the Member to the extent consisting of Tax Deferred Contributions or After Tax Contributions;

                  (ii) Any remaining excess amounts, which shall be chargeable first against Company Contributions on behalf of a Member and thereafter against Matching Contributions, may be allocated to a suspense account and used to reduce contributions on behalf of the Member in the next calendar year (and treated as Annual Additions in such next year) if the Member is entitled to an allocation of contributions in such next year or, in the discretion of EBAB, may be applied to reduce subsequent contributions by the Employer for the current calendar year and allocated and reallocated to the Accounts of other Members for the current calendar year, provided that if such allocation and reallocation should cause the Accounts of all Members to exceed the limitations of this paragraph 4.13 the excess shall be credited to a suspense account and allocated to Member Accounts for succeeding calendar years before any further contributions are made under the Plan.

4.14. MILITARY SERVICE - Any provision of this Plan to the contrary notwithstanding, effective on and after December 12, 1994, Service credit, contributions and benefits will be provided in accordance with section 414(u) of the Code.

4.15. PARTICIPATION IN OTHER PLANS - If any Highly Compensated Employee is a participant in another qualified plan of the Employer or an Affiliate under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes participant contributions, in applying the limitations of paragraphs 4.05 and 4.11 EBAB shall implement rules, which shall be uniformly applicable to all Employees similarly situated, to take into account all such contributions under all such plans to the extent required by Code sections 401(k) and (m).

4.16. RETURN OF CONTRIBUTIONS - A contribution made by the Employer under a mistake of fact shall be returned to the Employer upon its written request within one year after the contribution was made. Contributions by the Employer are conditional on deductibility under the Code and accordingly any contribution for which a deduction is disallowed shall be returned to the Employer upon its written request within one year of disallowance. Contributions returned to the Employer pursuant to this subparagraph shall be without earnings thereon but shall be reduced for any investment losses.

4.17. MULTIPLE EMPLOYER PLAN STATUS - During any period in which one or more Employers is not an Affiliate of all other Employers, this Plan shall be a multiple employer plan within the meaning of section 413(c) of the Code.

         (a) While multiple employer plan status continues, the provisions of paragraphs 2.45, 4.05, and 4.11 shall be applied separately to each separate affiliated group of Employers, subject to application of the transition rule in (b) below.

         (b) In the case of an asset or stock acquisition or disposition, merger, spin-off or other similar transaction involving a change in ownership of any business unit which is (or becomes or ceases to be) an Employer, the provisions cited in (a) above may be applied without regard to such change for the Plan Year of such change and the following Plan Year to the extent permitted under the rules of section 410(b)(6)(C) of the Code and related regulations.

4.18 BORDEN TRANSFER - Effective as of July 16, 2001, the accounts of certain Members in the Borden, Inc. Retirement Savings Plan were transferred to this Plan.

                                    ARTICLE V

                            ELIGIBILITY FOR BENEFITS

5.01. VESTING - A Member's interest in the Company Contribution Account shall be fully vested when he has completed five years of Service and a Member's interest in the Matching Account shall be fully vested when he has completed three years of Service. If earlier, a Member's interest in the Company Contribution Account or Matching Account shall be fully vested:

         (a) Upon Retirement, or if earlier, upon termination of employment on or after the first day of the calendar year in which the Member attains age 55.

         (b)      Upon attainment of age 65.

         (c)      Upon death or Disability.

         (d)      Upon his Discharge without Cause by the Employer.

         The value of a Member's Tax Deferred Account, After Tax Account and Rollover Account will be fully vested at all times. Amounts transferred from the Borden, Inc. Retirement Savings Plan under Section 4.18 (along with allocable earnings) are 100% vested.

5.02. RETIREMENT - A Member may elect Retirement at any time on or after the date on which he attains age 55. Notwithstanding the foregoing, any Member who has served a minimum of two years in a bona fide executive or high policy-making position and who is entitled to nonforfeitable immediate Employer-provided retirement benefits from any source which is at least equal to a single life annuity of $44,000 per year shall commence Retirement at the election of the Employer at any time on or after the first day of the month coincident with or next following the date of attainment of age 65. Upon the Retirement of a Member, his Accounts shall be distributable in accordance with the provisions of
         Article VIII.

5.03. DEATH - Upon the death of a Member, his Accounts shall be distributable to his Beneficiary in accordance with the provisions of Article VIII.

5.04. DISABILITY - In the event of a Member's Disability, his After Tax Account, Tax Deferred Account and Matching Account shall be distributable in accordance with the provisions of Article VIII.

5.05. DISCHARGE WITHOUT CAUSE - Upon the discharge of a Member without cause, his Accounts shall be distributable in accordance with the provisions of Article VIII.

5.06. OTHER TERMINATION OF EMPLOYMENT - In the case of termination of employment of a Member for any reason other than Retirement, death, Disability or Discharge without Cause by the Employer, the Member's vested Accounts as described in paragraph 5.01 shall be distributable in accordance with the provisions of Article VIII.

         (a) Such a Member shall forfeit his non-vested interest in the Matching Account and Company Contribution Account upon the payment of his Account or when he incurs a five-year Break in Service, if later, subject to the rules in subparagraphs (b) and (c) below.

         (b) If such a Member forfeits an amount to the credit of his Company Contribution Account before he has a period of Break in Service of five years, such amount shall be restored to his Company Contribution Account provided he is reemployed by the Employer or an Affiliate before the occurrence of a Break in Service of five years.

         (c) If such a Member forfeits an amount to the credit of his ESOP Matching Account or his Regular Matching Account before he has a period of Break in Service of five years, such amount shall be restored to his ESOP Matching Account or Regular Matching Account, as the case may be, provided (i) he is reemployed by the Employer or an Affiliate and (ii) after resumption of employment he repays to the Trust Fund an amount equal to the full amount, if any, distributed to him from the Trust Fund as a result of his termination of employment. Any repayment under this subparagraph must be made in a lump sum before the earlier of five years after the date he is reemployed or the occurrence of a Break in Service of five years.

         For purposes of this Plan, a termination of employment shall not be deemed to have occurred as a result of any change of employment status that does not result in cessation of employment with all Employers and Affiliates.

5.07. APPLICATION OF FORFEITURES - Forfeitures under paragraph 5.06(a) shall be applied as provided in this paragraph.

         (a) Any portion of the Company Contribution Account forfeited during a Plan Year in accordance with paragraph 5.06(a) shall be used as required to make restorations required by paragraph 5.06(b) to Members' Company Contribution Accounts for such Plan Year, to defray Plan administrative expenses for such Plan Year, or to reduce subsequent Employer contributions under paragraphs 4.01 and/or 4.06.

         (b) Any portion of the ESOP Matching Account forfeited during a Plan Year in accordance with paragraph 5.06(a) shall be used as required to make restorations required by paragraph 5.06(c) to Members' ESOP Matching Accounts for such Plan Year, to defray Plan administrative expenses for such Plan Year, or to reduce subsequent Employer contributions under paragraphs 4.01 and/or 4.06.

         (c) Any portion of the Regular Matching Account forfeited during a Plan Year in accordance with paragraph 5.06(a) shall be used as required to make restorations required by paragraph 5.06(c) to Members' Regular Matching Accounts for such Plan Year, to defray Plan administrative expenses for such Plan Year, or to reduce subsequent Employer contributions under paragraphs 4.01 and/or 4.06.

                                   ARTICLE VI

                                   WITHDRAWALS

6.01. IN GENERAL - This Article VI sets forth rules governing withdrawals from a Member's Accounts before the occurrence of a distribution event described in paragraph 8.01 or after the occurrence of a distribution event described in paragraph 8.01 but before distribution has been made or commenced under one of the methods described in paragraph 8.02. All withdrawals shall be in accordance with procedures established by the Committee and shall be subject to the following additional rules:

         (a) Funds withdrawn pursuant to this Article VI may not be replaced.

         (b) Any withdrawal must be in an amount which is a multiple of $100 (not less than $200) unless such withdrawal consists of the entire balance in the Account from which the withdrawal is being made.

         (c) Withdrawals may be in cash or in Stock as provided in paragraph 8.03.

         (d) Any amounts withdrawn shall be charged against the Investment Funds in proportion to the current balances of the Account in such Investment Funds.

         (e) No withdrawal may be made if such withdrawal would cause a violation of the maximum loan limitations prescribed pursuant to paragraph 9.09.

         (f) A withdrawal may include an election that a withdrawal which is an Eligible Rollover Distribution be transferred directly to an Eligible Retirement Plan in accordance with procedures described in paragraph 8.02(c).

         (g) The amount of any withdrawal paid to the recipient shall be the net amount after reduction for applicable tax withholding.

         (h) The effective date of a withdrawal shall be the first Valuation Date occurring after the withdrawal request is completed. The amount of the withdrawal shall be paid to the Member as soon as practicable after such effective date.

         This Article VI does not apply to elective distributions of dividends on ESOP Stock under the provisions of paragraph 9.10.

6.02. AFTER OCCURRENCE OF A DISTRIBUTION EVENT - After the occurrence of a distribution event described in paragraph 8.01 but before distribution has been made or commenced under one of the methods described in paragraph 8.02, a Member or the Beneficiary of a deceased Member may from time to time withdraw a specific dollar amount or the entire amount credited to the Member's Accounts, in accordance with rules and procedures prescribed by EBAB.

6.03. BEFORE OCCURRENCE OF A DISTRIBUTION EVENT - Except as provided in paragraph 10.07 in the case of a Qualified Domestic Relations Order, withdrawals may be made from a Member's Accounts before the occurrence of a distribution event described in paragraph 8.01 only as provided in paragraphs 6.04 through 6.08. The following additional rules shall apply to such withdrawals:

         (a) No withdrawal may be made from a Member's Tax Deferred Account unless all amounts then available for withdrawal under paragraphs 6.04 and 6.05 have been withdrawn. No withdrawal may be made from a Member's Matching Account under paragraph
                  6.05 unless all amounts withdrawable under paragraph 6.04 have been withdrawn.

         (b) After there have been two withdrawals in any Plan Year, withdrawals shall be allowed only under the hardship rules of paragraph 6.08, with a maximum of two such hardship withdrawals for any Plan Year.

6.04. AFTER TAX ACCOUNT AND ROLLOVER ACCOUNT - A Member or the Beneficiary of a deceased Member may withdraw a specific dollar amount or the entire amount credited to the Member's After Tax Account and Rollover Account.

6.05. MATCHING ACCOUNT - A Member or the Beneficiary of a deceased Member may withdraw a specific dollar amount or the entire amount from the vested balance credited to the Member's Matching Account, provided that a Member who has not attained age 59-1/2 may make such a withdrawal only if:

         (a)      the Member has at least 60 months of Continuous Membership; or

         (b) the withdrawal satisfies the "hardship" withdrawal rules of paragraph 6.08.

         A Member who withdraws an amount pursuant to subparagraph (a) will not be entitled to have Matching Contributions made on his behalf for a period of six months following such withdrawal.

6.06. TAX DEFERRED ACCOUNT - A Member or the Beneficiary of a deceased Member may withdraw a specific dollar amount or the entire amount of the Member's Tax Deferred Account, provided that a Member who has not attained age 59-1/2 may make such a withdrawal only if the withdrawal satisfies the "hardship" withdrawal rules of paragraph 6.08 and does not exceed the amount credited to the Member's Tax Deferred Account (or to any Predecessor Plan account merged into the Member's Tax Deferred Account) as of December 31, 1988, plus Tax Deferred Contributions after such date. Except as provided in this paragraph 6.06, a Member shall not be permitted to withdraw any amount from his Tax Deferred Account prior to Retirement, Disability, death or other separation from Service.

6.07. COMPANY CONTRIBUTION ACCOUNT - Withdrawals from a Member's Company Contribution Account are permitted only as provided in paragraph 6.02 or Article VIII.

6.08. HARDSHIP WITHDRAWALS - EBAB shall approve an application for a hardship withdrawal from the vested balance of a Member who otherwise qualifies for a hardship withdrawal under this Article VI if the application, made in such form as EBAB shall prescribe, satisfies subparagraphs (a) and (b) of this paragraph 6.08 and, in the case of a Puerto Rican Member, subparagraph (c) of this paragraph 6.08.

         (a) As a condition for a hardship withdrawal, the Member must seek a withdrawal on account of any of the following financial needs:

                  (i) medical expenses described in section 213(d) of the Code previously incurred by the Member, his spouse or any of his dependents (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

                  (ii) costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

                  (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education of the Member, his spouse or dependents (as defined in section 152 of the Code); or

                  (iv) payment of amounts necessary to prevent eviction of the Member from his principal residence or to avoid foreclosure on the mortgage of his principal residence.

         (b) As a condition for a hardship withdrawal, the requested withdrawal must be necessary to satisfy the financial need described in subparagraph (a). EBAB will make its determination of the necessity for the withdrawal solely on the basis of the application provided all of the following requirements are met:

                  (i) the distribution is not in excess of the amount of the immediate and heavy financial need specified according to subparagraph (a), plus any additional amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

                  (ii) the Member has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Employer and Affiliates;

                  (iii) withdrawal of Tax Deferred Contributions will result in suspension under this Plan and all other qualified and nonqualified plans of deferred compensation maintained by the Employer and Affiliates of the Member's elective deferrals and Employee contributions (other than mandatory contributions to a defined benefit plan) for six months after receipt of the distribution.

         (c) In the case of a Puerto Rican Member, withdrawal pursuant to this paragraph 6.06 of Tax Deferred Contributions made pursuant to Section 1165(c) of the Puerto Rico Internal Revenue Code, as amended, and any successor provisions of Puerto Rico law, shall be permitted only upon a showing of hardship within the meaning of such Section.

                                   ARTICLE VII

                                    ACCOUNTS

7.01. MEMBER ACCOUNTS - The Trustee or such other recordkeeper as EBAB may designate shall maintain in an equitable manner a separate Tax Deferred Account, Matching Account, After Tax Account, Company Contribution Account and Rollover Account for each Member. The Matching Account shall be subdivided into a Regular Matching Account and an ESOP Matching Account. Each separate Account shall be revalued at current market values not less frequently than monthly, and a separate record shall be kept of the share of each such separate Account in each Investment Fund of the Trust Fund. EBAB may instruct the Trustee or such other recordkeeper to maintain such additional Accounts and such subaccounts as it deems appropriate for administration of the Plan.

7.02. ESOP ACCOUNTS - The Trustee or such other recordkeeper as EBAB may designate shall maintain accounting divisions within the Company Stock Fund, including the Regular Stock Account, the Suspense Account, the Allocated ESOP Stock Account, the Unallocated ESOP Stock Account and such other divisions or subdivisions as the Trustee deems appropriate. It is specifically contemplated that the portion of the Company Stock Fund held in the ESOP Trust will operate as an employee stock ownership plan, within the meaning of section 4975(e)(7) of the Code. Any Company Stock that is acquired by the Trustee of the ESOP Trust with the proceeds of a Loan shall be held in the Suspense Account and shall not be taken into account in determining allocations under paragraph 4.12 to the ESOP Matching Accounts of Members until after its transfer from the Suspense Account to the Unallocated ESOP Stock Account as provided in this paragraph 7.02.

         (a) In connection with the payment of installments of principal and interest on a Loan, the following number of shares of Company Stock acquired with the proceeds of the Loan shall be released from the Suspense Account and credited to the Unallocated ESOP Stock Fund on each installment payment date: the number of shares so acquired and held in the Suspense Account immediately before release, multiplied by a fraction the numerator of which is the amount of principal and interest paid with respect to the relevant Loan on such date and the denominator of which is such current payment plus the remaining principal and interest to be paid in respect of the relevant Loan for the balance of the term. If the terms of the Loan provide for a variable interest rate, the provisions of this subparagraph (a) shall be applied as of any installment payment date on the basis of an assumption that the interest rate applicable in calculating the installment due on such date will remain in effect for the full term of the Loan.

         (b) Before applying Employer contributions (and earnings thereon) to installments of principal and interest due on a Loan, Unallocated Dividends and Allocated Dividends paid in cash (and earnings thereon) shall be applied to pay such installments. Dividends shall be applied first to the portion of each installment consisting of the repayment of principal, and then shall be applied to the portion consisting of interest.

7.03. PERIODIC STATEMENTS - The Trustee or such other recordkeeper as EBAB shall designate shall furnish to each Member or Beneficiary annually or more frequently a statement setting forth the value of his Accounts.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

8.01. IN GENERAL - Distribution of a Member's Accounts shall be in accordance with the rules of this Article VIII.

         (a) Retirement - The method of distribution to be made after retirement may be elected by the Member in accordance with procedures prescribed by EBAB. The method of distribution shall be any one of the methods in paragraph 8.02. If no such election is made, the distribution shall be made pursuant to the method described in paragraph 8.02(a).

         (b) Death - Payments to a Beneficiary upon death of the Member shall be made pursuant to subparagraphs (a) or (b) of paragraph 8.02 as specified by election made during the Member's lifetime in accordance with procedures prescribed by EBAB, subject to the right of a Beneficiary who is the Member's spouse to elect a direct transfer of an Eligible Rollover Distribution under paragraph 8.02(c). A Member may specify that a designated Beneficiary may elect to reduce an installment period previously elected by the Member under paragraph 8.02(b) or accelerate the lump sum payment in paragraph 8.02(a). If no specification of distribution method was made by the Member, distribution shall be made as elected by the Beneficiary. If no Member or Beneficiary election is made, distribution shall be made pursuant to the method described in paragraph 8.02(a), subject to paragraph 8.02(c).

         (c) Disability - In cases of Disability, payments may be pursuant to any one of the methods in paragraph 8.02 as specified by election of the Member in accordance with procedures prescribed by EBAB. The provisions of paragraph 8.04(b) shall not apply while such a Member retains Employee status.

         (d) Discharge without Cause - Payments to a Member because of Discharge without Cause shall be made pursuant to any one of the methods in paragraph 8.02. If no such election is made, the distribution shall be made pursuant to the method described in paragraph 8.02(a), subject to paragraph 8.02(c).

         (e) Other Termination of Employment - Payments to Members whose employment is terminated for reasons other than Retirement, death or Discharge without Cause shall be made pursuant to the method described in paragraph 8.02(a), subject to paragraph 8.02(c).

         (f) Attainment of Mandatory Distribution Age - A Member who is subject to the mandatory benefit commencement rules of paragraph 8.04(e) while still an Employee may, before reaching the mandatory distribution commencement date, elect a method of distribution, in accordance with procedures prescribed by EBAB, from among the methods in paragraph 8.02. If no such election is made, the distribution shall be made by annual payments under paragraph 8.02(b), with the amount of each installment to be the minimum amount which complies with the requirements of section 401(a)(9) of the Code and regulations thereunder.

8.02. METHODS OF DISTRIBUTION - Methods of distribution which may be available to a Member or Beneficiary pursuant to paragraph 8.01 are the following:

         (a) A lump sum payment of the entire amount credited to a Member's Accounts (or, if less than the entire amount of the Accounts is currently distributable, a lump sum payment of the distributable portion thereof).

         (b) A direct transfer to the trustee or other custodian of an Eligible Retirement Plan of all or a specified amount of that part of the Member's Accounts distributable under subparagraph
                  (a) or (b) which is an Eligible Rollover Distribution, provided that to invoke this option:

                  (i) the Member or Beneficiary must specify, in accordance with procedures prescribed by EBAB, the Eligible Retirement Plan to which the distribution is to be paid;

                  (ii) the Member or Beneficiary must provide, in accordance with procedures prescribed by EBAB, adequate information regarding the designated Eligible Retirement Plan.

                  Reasonable reliance may be placed on such information concerning a designated Eligible Retirement Plan as is provided by the Member or Beneficiary and independent verification of such information is not required. Notwithstanding the foregoing, an Alternate Payee who is not the Member's spouse or former spouse or a Beneficiary who is not the Member's spouse or a former spouse who is an Alternate Payee may not elect a direct transfer.

8.03. MEDIUM OF PAYMENT - Payments from the Funds will normally be made in cash; however, at the request of the Member or Beneficiary, payment of Accounts invested in a Stock Fund may be made in full shares of Stock and cash in lieu of fractional shares. In the event that a Member or Beneficiary receives a distribution of shares of ESOP Stock pursuant to this paragraph 8.03 at a time when such Stock is not readily tradable on an established market (within the meaning of section 409(h)(1)(B) of the Code):

         (a) such Member or Beneficiary shall have the right to elect, at any time during (i) the 60 day period following the date of such distribution or (ii) the first 60 days of the Plan Year immediately following the Plan Year in which the distribution is made, to sell such ESOP Stock to the Company for an amount equal to the value of such Stock.

         (b) such ESOP Stock may, but need not, be subject to a right of first refusal when distributed, provided that:

                  (i) the right of first refusal must be in favor of the Company, the Plan, or both in any order of priority;

                  (ii) the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the ESOP Stock or the purchase price and other terms offered by a buyer, other than the Company or the Plan, making a good faith offer to purchase the ESOP Stock; and

                  (iii) the right of first refusal must lapse no later than 14 days after the holder of the ESOP Stock gives written notice to the holder of the right that an offer by a third party to purchase the ESOP Stock has been received.

         Distributions shall be subject to applicable tax withholding rules.

8.04. TIMING OF DISTRIBUTIONS - Any provision herein to the contrary notwithstanding, all distributions pursuant to paragraph 8.01 must meet the following rules:

         (a) If the value of a Member's Accounts exceeds $5,000, distribution shall not be made or commence before the later of:

                  (i)      the Member's termination of employment, or

                  (ii)     his attainment of age 70 1/2,

                  unless the Member (or the Beneficiary of a deceased Member) consents to earlier payment. An election to receive earlier distribution shall not be valid unless the written election is made after the Member (or the Beneficiary of a deceased Member) has received (not more than 90 days or less than 30 days before the effective date of commencement of distribution) the information prescribed by paragraph 8.06 and a general explanation of the material features of the optional forms of distribution available (if any) and of the right to defer distribution. The 30 day period prescribed in the preceding sentence may be reduced if the Member (or Beneficiary) so elects in accordance with procedures prescribed by EBAB consistent with regulations under the Code, provided that the explanation must be given more than seven days before the distribution commences.

         (b) If the value of the Member's Account does not exceed $5,000, a distribution shall be made as soon as is practicable after termination of employment.

         (c) Unless the Member elects to postpone commencement of distributions to a later date, distribution of a Member's Accounts shall be made or shall commence not later than 60 days after the later of:

                  (i) the end of the Plan Year in which the Member attains age 65, or

                  (ii) the end of the Plan Year in which the Member's Retirement occurs.

                  A Member who has not consented to a distribution under the provisions of subparagraph (a) shall be deemed to have elected to postpone commencement of distributions until the earliest date that a non-consensual distribution may be made under subparagraph (a).

         (d) No distribution shall be made with respect to the Tax Deferred Account of any Member unless the applicable requirements of section 401(k)(2)(B)(i) of the Code are satisfied.

         (e) Distribution of a Member's Accounts shall be made or shall commence in any case not later than April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2. The preceding sentence shall not apply in the case of a Member (other than a Member who owns more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer) who:

                  (i)      attained age 70-1/2 before January 1, 1988, or

                  (ii) attained age 70-1/2 on or after January 1, 1998, continues in the employ of the Employers or any of their Affiliates, and elects in accordance with procedures established by

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
                           EBAB to postpone distribution until termination of employment.

         (f) An installment arrangement under paragraph 8.02(b) must provide for payment over an installment period which does not exceed the life expectancy of the last survivor of the Member and his Beneficiary, or if the Member is deceased, the life expectancy of the Beneficiary, with the amount of installments to be calculated in a manner which complies with the requirements of section 401(a)(9) of the Code (including the incidental benefit requirements of Code section 401(a)(9)(G)), and regulations thereunder, which shall override any provision of this Plan inconsistent therewith. In the event of the death of the Member who is receiving installment payments under paragraph 8.02(b) as of his date of death, the benefits shall be distributed at least as rapidly as under the method of payment selected by the Member. No benefit option selected by a Beneficiary shall defer the commencement of distribution beyond one year after the Member's date of death or, if the Beneficiary is the Member's spouse, the April 1 of the calendar year following the calendar year in which the Member would have attained age 70-1/2.

8.05. VALUATION - Valuation of Accounts for purposes of distribution to or on behalf of a Member or Beneficiary shall be made as of the effective date of each payment or transfer. For purposes of the preceding sentence:

         (a) the effective date of an immediate distribution of an Account of $5,000 or less pursuant to paragraph 8.04(b) shall be the first Valuation Date occurring after EBAB receives notice of termination of employment; and

         (b) the effective date of any distribution with respect to which the consent of a Member or Beneficiary is required shall be the first Valuation Date occurring after EBAB receives the distribution election in accordance with procedures prescribed by EBAB.


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
8.06. WRITTEN EXPLANATION - Within a reasonable time before a distribution is made from the Plan, the recipient shall, in accordance with procedures prescribed by EBAB, be provided with a written explanation of:

         (a) the provisions under which the recipient may have the distribution directly transferred to another Eligible Retirement Plan;

         (b) the provision which requires the withholding of tax on Eligible Rollover Distributions which are not directly transferred to another Eligible Retirement Plan;

         (c) the provisions under which an Eligible Rollover Distribution will not be subject to tax if transferred to an Eligible Retirement Plan within the required time following receipt; and

         (d) the provisions concerning taxation of lump sum distributions and distributions of employer securities.

8.07. MINIMUM REQUIRED DISTRIBUTIONS - The provisions of this paragraph 8.07 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. Commencing January 1, 2003, the requirements of this subparagraph will take precedence over any inconsistent provisions of the plan, including paragraph 8.04(f). All distributions required under this paragraph will be determined and made in accordance with regulations under section 401(a)(9) of the Code.

         (a) The Member's entire interest will be distributed, or begin to be distributed, to the Member no later than the Member's required beginning date. Unless the Member's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subparagraphs
                  (c) and (d) below. If the Member's interest is distributed in the form of an annuity purchased from an insurance company, distributions under the

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
                  annuity will be made in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder.

         (b) If the Member dies before distributions begin, the Member's entire interest will be distributed, or begin to be distributed, no later than as follows:

                  (i) If the Member's surviving spouse is the Member's sole designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70-1/2, if later.

                  (ii) If the Member's surviving spouse is not the Member's sole designated Beneficiary, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

                  (iii) If there is no designated Beneficiary as of September 30 of the year following the year of the Member's death, the Member's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

                  (iv) If the Member's surviving spouse is the Member's sole designated Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this subparagraph (b), other than clause (i) thereof, will apply as if the surviving spouse were the Member.

                  For purposes of this subparagraph (b) and subparagraph (d), unless subparagraph (b)(iv) applies, distributions are considered to begin on the Member's required beginning date. If subparagraph (b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (b)(i). If distributions

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
                  under an annuity purchased from an insurance company irrevocably commence to the Member before the Member's required beginning date (or to the Member's surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph (b)(i), the date distributions are considered to begin is the date distributions actually commence.

         (c) During the Member's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                  (A) the quotient obtained by dividing the Member's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9) - 9 of the Treasury regulations, using the Member's age as of the Member's birthday in the distribution calendar year; or

                  (B) if the Member's sole designated Beneficiary for the distribution calendar year is the Member's spouse, the quotient obtained by dividing the Member's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9) - 9 of the regulations under the Code, using the Member's and spouse's attained ages as of the Member's and spouse's birthdays in the distribution calendar year.

                  Required minimum distributions will be determined under this subparagraph (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member's date of death.

         (d) If the Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the Member's account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member's designated Beneficiary, determined as follows:


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
                  (i) The Member's remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

                  (ii) If the Member's surviving spouse is the Member's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Member's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                  (iii) If the Member's surviving spouse is not the Member's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Member's death, reduced by one for each subsequent year.

                  If the Member dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Member's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the Member's account balance by the Member's remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year. If the Member dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the Member's account balance by the remaining life expectancy of the Member's designated Beneficiary, determined as provided in the first sentence of this subparagraph (d), provided that if the Member's sole designated

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
                  Beneficiary is the Member's surviving spouse and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph (b)(i), this sentence will apply as if the surviving spouse were the Member. If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member's death, distribution of the Member's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death. If the Member dies before the date distributions begin.

         (e) The following terminology applies for purposes of this paragraph 8.07:

                  (i) The designated Beneficiary is the individual who is designated as the Beneficiary under paragraph 2.11 and is the designated Beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9) - 1, Q&A-4, of the regulations.

                  (ii) For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's required beginning date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph (b) above. The required minimum distribution for the Member's first distribution calendar year will be made on or before the Member's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.


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
                  (iii) Life expectancy is computed by use of the Single Life Table in section 1.401(a)(9) - 9 of the regulations under section 401(a)(9) of the Code.

                  (iv) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

                  (v) The "required beginning date" is the date specified in paragraph 8.04(e) of the Plan.

         (f) Anything in this paragraph 8.07 to the contrary notwithstanding, all Accounts shall be distributed to the extent practicable in a single lump sum as of the Member's required beginning date or in the case of a Member whose required beginning date was on or before April 1, 2002, the later of such date or the date 90 days after such Member was furnished a summary of this provision.


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
                                   ARTICLE IX

                                   TRUST FUND

9.01. TRUSTEE AND TRUST AGREEMENT - The Board of Directors shall select one or more organizations or individuals to serve as Trustee and the Company shall enter into one or more agreements of trust providing for the administration of the Trust Fund in such form and containing such provisions as the Company deems appropriate, including, but not by way of limitation, provisions with respect to the powers and authority of the Trustee and the authority of the Company to amend or terminate the Trust Agreement or to change the Trustee and to settle the accounts of the Trustee on behalf of all persons having an interest in the Trust Fund. The Trustee of the ESOP Trust may but need not be a different person than the Trustee of the balance of the Trust Fund. The ESOP Trust shall be that portion of the Trust Fund consisting of the following (along with earnings attributable thereto and the proceeds of the sale or other disposition thereof):

         (a) the proceeds of a Loan to the ESOP Trust and Company Stock purchased therewith;

         (b)      any contributions to the ESOP Trust by the Employer;

         (c) upon transfer to the ESOP Trust in the last month of each calendar quarter, based on procedures determined by EBAB, any Company Stock and cash additions to the Company Stock Fund that were received into a portion of the Trust Fund other than the ESOP Trust during the portion of such quarter ending on the date of such transfer.

         Except as provided in paragraph 9.07, the principal or the income of the Trust Fund shall not be used for any purpose other than for the exclusive benefit of Members and Beneficiaries or to meet the necessary expenses of the Plan.

9.02. EXPENSES - Brokerage fees, commissions, taxes and expenses incident to the income or assets of the Trust or the purchase or sale of securities by the Trustee shall be deemed to be a charge against such

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
         income or assets, or part of the cost of such securities or a deduction in computing the proceeds therefrom, as the case may be. All other expenses of the Plan, including record keeping fees, administrative charges, professional fees, Trustee fees, and expenses and transfer taxes on distribution of shares of Stock, may be paid by the Trustee from the assets of the Trust Fund unless paid by the Employer.

9.03. INVESTMENT FUNDS - One or more Investment Funds, as selected by the Investment Committee, shall be established for the investment and reinvestment of contributions made on behalf of or by Members of the Plan. Any Investment Fund selected by the Investment Committee shall be communicated to Members and Beneficiaries in a timely fashion.

         (a) Investment Funds selected by the Investment Committee may include, but shall not be limited to, accounts or contracts with insurance companies and accounts with banks, trust companies, mutual funds, investment companies, other equity funds managed by investment managers as defined under section 3(38) of ERISA or by the Investment Committee or a common trust fund operated by the Trustee of the Plan.

         (b)      The Investment Funds shall include a Money Market Fund.

         (c) The Investment Funds shall include a Company Stock Fund and, effective on the date of the merger in which SKF Foods Inc. becomes a subsidiary of Del Monte Foods Company, a Del Monte Stock Fund (consisting initially of Del Monte Stock received by the Trustee under the terms of the merger in exchange for Company Stock).

         (d) The Plan adopts and includes the provisions of any group or common trust fund in which the Plan's Trust participates, but only as long as such group or common trust fund remains qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code in accordance with Revenue Ruling 81-100.


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
         (e) Matching Accounts of Heinz Employees shall be invested primarily in the Company Stock Fund except to the extent diversified pursuant to paragraph 9.08.

         (f) Shares of Stock may be acquired by a Stock Fund through contributions by the Employer or by purchases in the open market or from the issuer. Purchases from the issuer may be of authorized and unissued shares or shares of Stock held as treasury stock. All purchases from the issuer shall be at Fair Market Value and no commissions shall be charged. In the case of the Company Stock Fund, shares may also be acquired by release from the Suspense Account and allocation to the Members' ESOP Matching Accounts upon repayment of all or part of any ESOP Loan.

         (g) The Trustee shall reinvest in each of the above Funds the dividends (subject to paragraph 9.10), interest and other distributions received on the assets held by the Trustee in the respective Funds. The Trustee may keep such amounts of cash and short-term investments as it shall deem necessary or advisable to maintain as a part of such Funds.

9.04. INVESTMENT ELECTIONS BY MEMBERS - Upon enrollment (or as soon as practical thereafter) a Member shall make the investment elections described below, provided that the Del Monte Stock Fund is not available for additions on behalf of a Member who is a Heinz Employee and the Company Stock Fund is not available for additions on behalf of a Member who is a Del Monte Employee. In the case of Member who ceases to be a Heinz Employee and becomes a Del Monte Employee by reason of the transactions described in paragraph 1.04, all investment elections shall remain in effect unless specifically changed in accordance with this paragraph, except that, if any such Member who has in effect an election to invest any portion of additions to his Accounts in the Company Stock Fund does not specifically designate one of more alternative Funds for such portion, such portion shall be invested in the Money Market Fund, subject to reallocation by the Member pursuant to paragraph 9.06.


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
         (a) Each Member shall elect that additions to his Company Contribution Account be invested entirely in one of the available Funds established pursuant to paragraph 9.03 or in any or all of such Funds in multiples of 1%, provided that on and after March 1, 2002 the available Funds for Member investment elections under this subparagraph shall not include the Company Stock Fund.

         (b) Each Member shall elect that all other amounts allocated to his Accounts (other than amounts allocated to the Matching Account) be invested entirely in one of the available Funds established pursuant to paragraph 9.03 or in any or all of such Funds in multiples of 1%.

         (c) Each Member shall elect that additions to his Matching Account (other than amounts allocated to the Matching Account of a Heinz Employee to the extent that paragraph 9.08 does not apply) be invested in accordance with either (a) or (b) above.

         Each Member shall assume all investment risks connected with the assets held by the Trustee for his Accounts (other than his Matching Account) and is solely responsible for the selection of his investment options. The Trustee, the Investment Committee, EBAB, the Employer, and the officers, supervisors and other employees of the Employer are not empowered to advise a Member as to the manner in which such Accounts shall be invested. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund. In default of any election by a Member, his undirected Accounts shall be invested in such Fund or Funds as the Investment Committee may direct.

9.05. INVESTMENT ELECTION CHANGES - EBAB shall establish procedures whereby a Member may elect to change the investment of future additions to his Account to any combination of selections permitted under paragraph
         9.04. Such procedures may provide that an election in effect at the end of any calendar month shall apply to all additions

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
         for such month, whether received by the Trustee before or after the end of such month.

9.06. REALLOCATION AMONG FUNDS - EBAB shall establish procedures whereby a Member, an inactive or Retired Member or the Beneficiary of a deceased Member may elect to reallocate among the Investment Funds available under paragraph 9.04 for each respective portion of his Accounts, in multiples of 1%, the investment of (i) the Member's existing Tax Deferred Account, After Tax Account and Rollover Account, (ii) his existing Company Contribution Account, and/or (iii) except in the case of a Heinz Employee to the extent that paragraph 9.08 does not apply, his Matching Account. Such procedures shall allow such reallocations not more frequently than four times in each calendar quarter. Notwithstanding the foregoing provisions of this paragraph 9.06:

         (a) Effective March 1, 2002 the percentage of a Member's Company Contribution Account allocated to the Company Stock Fund may not be increased;

         (b) Investment in the Del Monte Stock Fund may not be increased by reallocations on behalf of a Member who is a Heinz Employee and investments in the Company Stock Fund may not be increased by reallocations on behalf of a Member who is a Del Monte Employee.

9.07. ESOP LOAN - The Trustee of the ESOP Trust will, at the written direction of the Investment Committee, incur indebtedness for the purpose of acquiring Company Stock.

         (a) The Investment Committee may from time to time direct the Trustee of the ESOP Trust to incur indebtedness on behalf of the ESOP in the form of a Loan on such terms and conditions as the Investment Committee shall determine. The creditor with respect to a Loan may be the Company or one or more related or unrelated lenders, as the Investment Committee deems appropriate. If the Company is not the creditor it may be a guarantor of the ESOP's indebtedness (and may assume any creditor status which is derived from its guarantor status). Any

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
                  Loan (including a Loan from the Company) shall meet all of the requirements necessary to constitute an "exempt loan" within the meaning of Treasury Regulation Section
                  54.4975-7(b)(l)(iii) and shall be used primarily for the benefit of the Members and Beneficiaries.

         (b) The proceeds of any Loan shall be used, within a reasonable time after the Loan is obtained, only to purchase Company Stock or to repay such Loan or a prior Loan. Any Loan shall provide for no more than a reasonable rate of interest and must be without recourse against the Plan and Trust Fund, except as provided under section 4975 of the Code. The number of years to maturity under the Loan (including a Loan from the Company) must be definitely ascertainable at all times. The Loan may not be payable at the demand of any person, except in the case of a default. The only assets of the Trust Fund which may be given as collateral for a Loan are shares of Company Stock acquired with the proceeds of the Loan and shares of Company Stock that were used as collateral on prior Loans repaid with the proceeds of the current Loan. In the event that shares of Company Stock are used as collateral for a Loan, such Company Stock shall be released from such encumbrance at the rate released from the Suspense Account as provided in paragraph 7.02.

         (c) No person entitled to payment under a Loan shall be entitled to payment out of the Trust Fund other than from shares of Company Stock acquired with the proceeds of the Loan which are collateral for the Loan, Employer contributions made under the Plan for the purpose of satisfying the Loan obligation, earnings attributable to such Company Stock and such Employer contributions, and such other assets, if any, as to which recourse may be permitted under section 4975 of the Code.

         (d) Payments of principal and interest on any such Loan shall be made by the Trustee of the ESOP Trust (as directed by the Investment Committee) only from (i) Employer contributions made under the Plan for the purpose of satisfying such Loan


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
                  obligation and earnings on such contributions, (ii) the proceeds of a subsequent Loan made to repay the prior Loan, and/or (iii) dividends paid on ESOP Stock acquired by the Trustee of the ESOP Trust with the proceeds of a Loan, and earnings on such dividends.

         (e) In the event of a default under a Loan, the value of the assets of the Trust Fund transferred to the lender shall not exceed the amount of the default, provided that if the lender is a "party in interest" within the meaning of ERISA section 3(14), a transfer of assets of the Trust Fund upon default shall be made only if, and to the extent of, the failure of the Trustee of the ESOP Trust to meet the payment schedule of the Loan.

         (f) Shares of Company Stock acquired by the Trustee of the ESOP Trust with the proceeds of a Loan shall be purchased from the Company in a manner consistent with paragraph 9.03(c) unless the Investment Committee directs open market purchases.

         (g) Except as specifically provided in paragraph 8.03, ESOP Stock may not be subject to any put, call or other option, or buy-sell agreement or similar arrangement, while held by or when distributed from the Plan.

9.08. DIVERSIFICATION - Any of the following may elect that all or a portion of the Member's Matching Account that is invested in a Fund be reallocated among other available Investment Funds in multiples of 1%:

         (a)      an inactive or Retired Member;

         (b) a Member who is an Employee with respect to whom the Stock held by such Stock Fund does not qualify as "employer securities" within the meaning of section 409(l) of the Code;

         (c)      a Beneficiary of a deceased Member;

         (d) an active Member who is eligible for Retirement or, effective March 1, 2002, has attained age 45.


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
         In the case of an active Member described in (d) above who is a Heinz Employee, if at any time the Plan does not offer at least three investment options meeting the requirements of section 401(a)(28)(B)(ii)(II) of the Code, a diversification election under the preceding sentence shall be satisfied by distributing to the Member, no later than 90 days after such election is made, the portion of the Member's Matching Account to which the election applies. Such distribution shall be in the form of Stock or cash as elected by the distributee.

9.09. MEMBER LOANS - No loans to Members shall be granted or renegotiated after December 31, 1989. Any outstanding loans on December 31, 1989 shall continue to be administered in accordance with the loan rules established by EBAB as in effect on such date, subject to any special rules applicable to loans outstanding to a former Employee whose status was changed as the result of a sale of a subsidiary, affiliated corporation, division, plant or other unit. In addition, in the case of Members whose Accounts include a balance attributable to assets transferred to the Plan from a predecessor plan, the Plan may assume and administer, in accordance with their terms, any loans to Members that were outstanding at the time the assets were transferred to the Plan.

9. 10. DIVIDEND DISTRIBUTIONS - Effective for dividends received by the Trustee of the ESOP Trust in Plan Years beginning after December 31, 2001 with respect to Company Stock (other than dividends on Company Stock acquired with the proceeds of a Loan that are used to repay the
         Loan), a Member may elect to receive a cash distribution of the full amount of any such dividends creditable to such Member's Account. Such distribution shall be made to the Member as soon as administratively feasible after the later of (i) the date the dividends are received by the ESOP Trust or (ii) the first day of the first taxable year of the Company beginning after December 31, 2001. Dividends creditable to the Account of a Member who does not have a distribution election in effect shall be reinvested by the Trustee in Company Stock as soon as administratively feasible after the later of (i) the date the dividends are received by the ESOP Trust or (ii) the first day of the first taxable year of the Company beginning after

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
         December 31, 2001. A distribution election under this paragraph may be made at such times and in such manner as EBAB shall prescribe. An election to receive dividend distributions shall apply with respect to each date after the election is received by EBAB on which dividends are paid to the ESOP Trust provided the election remains in effect on such date. An election to receive dividend distributions may be revoked at any time and such revocation shall be effective with respect to any date after the revocation is received by EBAB on which dividends are paid to the ESOP Trust unless a new distribution election has been received by EBAB before such date.

9.11. RESTRICTION RELATING TO STOCK FUNDS. Anything in this Article IX to the contrary notwithstanding, in the case of any Member who is or becomes an Employee with respect to whom Stock held by a Stock Fund does not qualify as "employer securities" within the meaning of section 409(l) of the Code, investment directions and reallocation of investments pursuant to paragraphs 9.04 through 9.06 shall be restricted to Investment Funds other than such Stock Fund.


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                                    ARTICLE X

                                 ADMINISTRATION

10.01. EBAB - The general administration and responsibility for carrying out the provisions of the Plan shall be placed with the Employee Benefits Administration Board, which shall consist of three or more members appointed by the Board of Directors. The members of EBAB may be eligible to participate in the Plan. EBAB shall have complete control of the administration of the Plan with all powers to enable it to carry out its duties in that respect, subject at all times to the limitations and conditions specified in or imposed by the Plan.

10.02. POWERS - In addition to any implied powers needed to carry out the provisions of the Plan, EBAB shall have the following specific powers:

         (a) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan, including procedures for enrollment, investment elections, withdrawals and distributions, and to design written forms or other documents to implement such rules, regulations and procedures.

         (b) To interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies or omissions.

         (c) To determine the amount of benefits that shall be payable to a Member or Beneficiary in accordance with the provisions of the Plan.

         (d) To authorize disbursements from the Trust Fund and the payment of monies or property, or both, therefrom to a Member or Beneficiary and others; and to arrange for withholding and remittance of such withholding taxes as are required under the Code.


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         (e)      To authorize one or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf;
                  to retain counsel, employ agents and provide for such clerical, accounting, actuarial and consulting services as it may require in carrying out the provisions of the Plan; and to allocate among or delegate to other persons all or such portion of its duties hereunder, other than those granted to the Trustee under the Trust Agreement adopted for use in implementing the Plan, as EBAB in its sole discretion shall decide.

         (f) To determine benefit eligibility under this Plan, to interpret Plan provisions and to take any action necessary to execute the provisions of the Plan, and all such authority shall be exercised in a manner consistent with the provisions of the Plan.

         All interpretations, determinations and decisions of EBAB in respect of any matter hereunder shall be final, conclusive and binding upon the Employees, Members and Beneficiaries and all other persons claiming an interest under the Plan.

10.03. QUORUM AND EBAB ACTIONS - A majority of the members of EBAB shall have the power to act with or without a meeting and the concurrence of any member may be by letter, wire, cablegram, fax or telephone.

10.04. INSUFFICIENT INFORMATION - In the event any Employer does not provide sufficient information to EBAB concerning any aspect of the Plan's operation, including but not limited to the amount of a Member's contributions, investment elections or other transactions involving a Member's Account, to enable the Plan to accurately complete valuations or process transactions in the normal course of operations, EBAB may take such action as it deems necessary pursuant to this paragraph.

         (a) EBAB action may include, but shall not be limited to, temporarily suspending transactions by Members employed by the Employer with respect to their Accounts under the Plan and treating the Plan contributions from the Employer as if such contributions were made by one person and allocating such


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                  contributions to the appropriate Funds under the Plan in
                  accordance with the instructions of the Employer.

         (b) In the absence of such investment election information such contributions shall be invested in such Fund or Funds as the Investment Committee may direct.

         (c) In the event sufficient information is subsequently provided to enable the Plan to resolve the above described situation within a reasonable period of time, the amounts involved will be allocated properly to the Accounts of the affected Members subject to the Plan provisions.

         (d) If sufficient information is not provided to enable the Plan to resolve the above described situation within a reasonable period of time, EBAB shall cause the Accounts of the Members employed by such Employer to be spun off in accordance with Code section 414(1) into a separate plan for which the Employer will assume all responsibility.

         (e) Any additional administrative expenses incurred by the Plan due to the occurrence of the events described above shall be paid to the Plan by the responsible Employer. The payment of such expenses shall be due and payable upon receipt by such Employer of a written notice from EBAB of the amount of such additional administrative expenses. In addition, if an Employer fails to provide sufficient information to the Plan concerning any aspect of its operations and such failure causes an error in the Plan's operations, including, but not limited to, inaccuracies involving transactions, such Employer shall pay to the Plan, as an additional administrative expense, the amount necessary to rectify such error. The payment of such expense shall be due and payable upon receipt by the Employer of a written notice from EBAB of the amount of such expense.

10.05. INVESTMENT COMMITTEE - The Board of Directors shall appoint an Investment Committee which shall consist of three or more members who shall serve at the pleasure of the Board. To the extent not otherwise limited by the provisions of the trust instrument or this Plan,

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         for the purpose of carrying out its duties and responsibilities, the members of the Investment Committee may direct the Trustee in the management of the assets of the Plan; may appoint one or more investment managers to direct the Trustee in the management of the assets of the Plan; may establish procedures to evaluate the investment performance of the Funds of the Plan and its asset managers; and may allocate among themselves or delegate to other persons all or such portion of their duties hereunder, as they, in their sole discretion shall decide.

10.06. LIABILITY INSURANCE AND INDEMNIFICATION - The Company shall obtain insurance or indemnify the members of EBAB and the Investment Committee for any and all liability, whether joint or several, for their acts and conduct, or the acts or conduct of their agents, in their official capacity, to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision.

10.07. QUALIFIED DOMESTIC RELATIONS ORDERS - EBAB shall establish reasonable written procedures consistent with the requirements of section 206(d)(3) of ERISA for determining whether a domestic relations order is a Qualified Domestic Relations Order and to administer any Qualified Domestic Relations Order. Notwithstanding any other provision of the Plan, a Qualified Domestic Relations Order may provide that a lump sum payment (or, if otherwise permitted, a direct transfer of a lump sum amount) of the portion of a Member's Accounts assigned to an Alternate Payee shall be made as soon as administratively feasible whether or not the Member is entitled to a withdrawal or distribution at such time.

10.08. FIDUCIARY STANDARD - The members of EBAB and the Investment Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct in a similar situation.

10.09. FACILITY OF PAYMENT - Whenever, in EBAB's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, EBAB may direct the Trustee to make

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         payments to such person or to his legal representative or to a relative or friend of such person for his benefit or to apply the payment for the benefit of such person in such manner as it considers advisable.

10.10. VALUATION DATES - EBAB shall establish procedures for determining the Valuation Dates which shall apply for ESOP allocations, withdrawals, distributions or other relevant purposes. Valuation Dates need not be the same for all purposes. The Investment Funds shall be revalued on each business day.


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                                   ARTICLE XI

                       AMENDMENT, TERMINATION, AND MERGER

11.01. RIGHT TO TERMINATE OR AMEND - The Board of Directors reserves the right to terminate, modify, alter or amend this Plan or any Trust Agreement hereunder from time to time to any extent that it may deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued qualification of the Plan under section 401(a) and section 401(k) of the Code, or the appropriate provisions of any subsequent revenue law or any other applicable laws regulating employee plans. No such amendment shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. No such amendment shall have the effect of diverting the whole or any part of the principal or income of the Trust Fund to purposes other than for the exclusive benefit of Members and Beneficiaries. A modification or amendment of the Plan may affect present as well as future Members and Beneficiaries but may not retroactively reduce the Accounts of any Member or Beneficiary.

11.02. TERMINATION PROCEDURES - In the event of termination or partial termination of the Plan or the complete discontinuance of Employer contributions, the Accounts of affected Members shall be fully vested and the Trustee shall:

         (a)      pay any and all expenses chargeable against the Trust Fund;

         (b) repay the Loan, as the Investment Committee and the creditor shall agree, and in the case of sale of shares of Company Stock held in the Suspense Account, allocate to each Member that portion of the remaining balance of the proceeds which is determined by multiplying such remaining balance by a fraction, the numerator of which is the balance of the Member's ESOP Matching Account as of the date of termination of the Plan, and the denominator of which is the aggregate balance of the ESOP Matching Accounts of all Members of the Plan as of such date;

         (c)      determine from EBAB the balance in each Member's Account;


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         (d)      as directed by EBAB, either:

                  (i) distribute the balance in the affected Members' Accounts in the manner prescribed in Article VIII, provided that no distribution shall be made with respect to the Tax Deferred Account of an affected Member unless the applicable requirements of section 401(k)(2)(B) and 401(k)(10) of the Code are met; or

                  (ii) continue to maintain the Trust Fund and Plan to pay benefits in accordance with the provisions of Article VIII, except that no Employee shall become a Member on or after the effective date of such termination.

         In making any distributions after termination of the Plan, any and all determinations, divisions, appraisals, apportionments and allotments determined by EBAB shall be final and conclusive. If, after all liabilities of the Plan to Members and Beneficiaries have been satisfied or provided for, any assets remain unallocated in the suspense account provided for in paragraph 4.13(d)(ii), then such assets shall be distributed to the Company.

11.03. MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS - In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Member, former Member and Beneficiary on the date thereof would, if the Plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer that would be equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then been terminated.

11.04. ESOP PROTECTIONS - The protections set forth in Sections 8.03 and 9.07(g) are permanent protections which shall survive the termination of the Plan or the cessation of the Plan's status as an employee stock ownership plan defined in section 4975(e)(7) of the Code.


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                                   ARTICLE XII

                               GENERAL PROVISIONS

12.01. UNIFORM ADMINISTRATION - Whenever the administration of the Plan requires any action by the Company, an Employer, EBAB or any member thereof, including action with respect to eligibility or classification of Employees or contributions or benefits, such action shall be uniform in nature, shall apply to all persons similarly situated and shall not discriminate in favor of any Employee.

12.02. SOURCE OF PAYMENT - Benefits under this Plan shall be payable only out of the Trust Fund. Neither the Company, any Employer, the Board of Directors or any members thereof, nor EBAB or any member thereof shall have any legal obligation, responsibility or liability to make any direct payment of benefits accrued under the Plan. Neither the Company, any Employer, the Trustee, the Board of Directors or any member thereof, nor EBAB or any member thereof guarantees the Trust Fund against any loss or depreciation or guarantees the payment of any benefit hereunder.

12.03. NO RIGHT TO EMPLOYMENT - Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge him at any time.

12.04. BENEFITS NOT ASSIGNABLE - Except (a) as provided in a Qualified Domestic Relations Order or (b) in the case of Member loans administered by the Plan in accordance with paragraph 9.09 or (c) in the case of a voluntary and revocable assignment to the Company to satisfy a Company claim acknowledged by the Member (provided the Company acknowledges in writing that to EBAB that it has no enforceable right to any portion of the Members Accounts except to the extent of payments actually received pursuant to the terms of the assignment), no right or interest of any Member or Beneficiary in the Plan, or in the Accounts, shall be assignable or transferable, or subject to any lien, in whole or in part, either directly or by operation of law, or otherwise including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner,

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         and no right or interest of any Member or Beneficiary in the Plan or in the Accounts shall be liable for, or be subject to, any obligation or liability of such Member or Beneficiary.

12.05. VOTING OR TENDERING OF STOCK - The manner in which the Trustee shall vote shares of Stock held by the Trustee in connection with shareholders' meetings of the Company or Del Monte and the manner in which the Trustee shall respond to any tender or exchange offer involving shares of Stock held by the Trustee shall be determined in accordance with this paragraph 12.05.

         (a) Each Member of the Plan (or in the event of his death, his Beneficiary) is a "named fiduciary" within the meaning of section 403(a)(l) of ERISA, for purposes of subparagraph (b) and (c) of this paragraph 12.05, with respect to his proportionate share of a Stock Fund.

                  (i) An individual's proportionate share of a Stock Fund as to which he holds fiduciary status for voting purposes under subparagraph (b) shall be determined at the time such voting rights are exercisable by multiplying the number of shares credited at that time to such portion by a fraction the numerator of which is the value (as of the Valuation Date designated by EBAB for this purpose) of that part of the Member's Accounts invested in the Stock Fund with respect to which the Member provides instructions to the Trustee and the denominator of which is the aggregate value of all amounts allocated to that part of all Member Accounts which is invested in such Stock Fund for which instructions are provided to the Trustee.

                  (ii) An individual's proportionate share of a Stock Fund as to which he holds fiduciary status for purposes of responding under subparagraph (c) to a tender or exchange offer shall be determined at the time such fiduciary rights are exercisable by multiplying the number of shares credited at that time to such Stock Fund by a fraction the numerator of which is the value (as of the Valuation Date designated by EBAB for this purpose)

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                           of that part of the Member's Accounts invested in
                           such Stock Fund and the denominator of which is the aggregate value of all amounts allocated to such Stock Fund.

         (b)      (i)      Each Member or Beneficiary shall have the right to
                           instruct the Trustee in writing as to the manner in which to vote at any shareholders meeting of the Company his proportionate share of the Stock credited to the Company Stock Fund. The Company shall use its best efforts to timely distribute or cause to be distributed to each Member or Beneficiary the information distributed to shareholders of the Company in connection with the shareholders' meeting, together with a form whereby the Member or Beneficiary will provide confidential instructions to the Trustee on how such shares of Stock shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as directed the appropriate number of shares (including fractional shares) of Stock. If, or to the extent that, the Trustee with respect to any meeting of the shareholders has not received timely instructions from any individual given a right or authority to instruct the Trustee with respect to certain shares of Stock by the first sentence of this subparagraph, the Trustee shall vote such shares for which it has not timely received voting instructions in the same proportions as it votes the shares for which it does receive such instructions. The instructions received by the Trustee from a Member or Beneficiary shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company or any of its Affiliates;
                           provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person is not the Company any Affiliate of the Company or any director, officer or employee thereof and agrees not to divulge such

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                           instructions to any other person, including
                           employees, officers and directors of the Company and any of its Affiliates.

                  (ii) Each Member or Beneficiary shall have the right to instruct the Trustee in writing as to the manner in which to vote at any shareholders meeting of Del Monte his proportionate share of the Stock credited to the Del Monte Stock Fund. Del Monte shall use its best efforts to timely distribute or cause to be distributed to each Member or Beneficiary the information distributed to shareholders of Del Monte in connection with the shareholders' meeting, together with a form whereby the Member or Beneficiary will provide confidential instructions to the Trustee on how such shares of Stock shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as directed the appropriate number of shares (including fractional shares) of Stock. If, or to the extent that, the Trustee with respect to any meeting of the shareholders has not received timely instructions from any individual given a right or authority to instruct the Trustee with respect to certain shares of Stock by the first sentence of this subparagraph, the Trustee shall vote such shares for which it has not timely received voting instructions in the same proportions as it votes the shares for which it does receive such instructions. The instructions received by the Trustee from a Member or Beneficiary shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of Del Monte or any of its Affiliates; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person is not Del Monte any Affiliate of Del Monte or any director, officer or employee thereof and agrees not to divulge such instructions to any other

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
                           person, including employees, officers and directors of Del Monte and any of its Affiliates.

         (c)      (i)      Each Member or Beneficiary shall have the right to
                           instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to his proportionate share of the Stock credited to the Company Stock Fund. The Company shall use its best efforts to timely distribute or cause to be distributed to each such Member or Beneficiary the information distributed to shareholders of the Company in connection with any such tender or exchange offer, together with a form requesting confidential instructions to the Trustee on how to respond to the tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of such Stock. If, or to the extent that, the Trustee has not received timely instructions from any individual given a right or authority to instruct the Trustee with respect to certain shares of Stock by the first sentence of this subparagraph, such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares.
                           The instructions received by the Trustee from a Member or Beneficiary shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company or any of its Affiliates;
                           provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person is not the Company or an Affiliate of the Company or any director, officer or employee thereof, and agrees not to divulge such instructions to any other person, including employees, officers and directors of the Company or any of its Affiliates.

                  (ii) Each Member or Beneficiary shall have the right to instruct the Trustee in writing as to the manner in which

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                           to respond to a tender or exchange offer with respect
                           to his proportionate share of the Stock credited to the Del Monte Stock Fund. Del Monte shall use its best efforts to timely distribute or cause to be distributed to each such Member or Beneficiary the information distributed to shareholders of Del Monte in connection with any such tender or exchange offer, together with a form requesting confidential instructions to the Trustee on how to respond to the tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of such Stock. If, or to the extent that, the Trustee has not received timely instructions from any individual given a right or authority to instruct the Trustee with respect to certain shares of Stock by the first sentence of this subparagraph, such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares. The instructions received by the Trustee from a Member or Beneficiary shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of Del Monte or any of its Affiliates; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person is not Del Monte or an Affiliate of Del Monte or any director, officer or employee thereof, and agrees not to divulge such instructions to any other person, including employees, officers and directors of Del Monte or any of its Affiliates.

12.06. LAWS APPLICABLE - Subject to the provisions of ERISA, the Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

12.07. ELECTION PROCEDURES - Any elections, designations, withdrawals, authorizations and other actions taken by Employees, Members, or Beneficiaries shall be in accordance with procedures prescribed by EBAB.


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12.08.   TOP-HEAVY REQUIREMENTS -

         (a) The following definitions apply to the terms used in this paragraph:

                  (i) "applicable determination date" means the last day of the preceding Plan Year;

                  (ii) "top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under the Plan for Key Employees to (B) the value of the aggregate of the Accounts under the Plan for all Key Employees and non-Key Employees;

                  (iii) "non-Key Employee" means any Employee who is not a Key Employee;

                  (iv) "applicable Valuation Date" means the Valuation Date coincident with or immediately preceding the last day of the preceding Plan Year;

                  (v) "required aggregation group" means any other qualified plan(s) of the Employer or an Affiliate in which there are members who are Key Employees or which enable(s) the Plan to meet the requirements of section 401(a)(4) or 410 of the Code; and

                  (vi) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliate in which all members are non-Key Employees, if the resulting aggregation group continues to meet the requirements of sections 401(a)(4) and 410 of the Code.

         (b) For purposes of this paragraph, the Plan shall be "top-heavy" with respect to any Plan Year if, as of the applicable determination date the top-heavy ratio exceeds 60%. For this purpose, the Account balances under the Plan will be combined


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
                  with the account balances or the present value of accrued benefits under each other plan in the required aggregation group, and, in the Employer's discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with section 416(g)(3) and (4) of the Code and Article VII of this Plan, taking into account distributions during the one year period (five year period in the case of in-service distributions) ending on the applicable determination date but excluding accrued benefits and accounts of any Employee who has not performed services for any Employer or Affiliate at any time during the one year period preceding such determination date.

         (c) The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:

                  (i) All Matching Accounts shall become 100% vested and all future contributions to the Plan shall be immediately 100% vested.

                  (ii) An additional Employer contribution shall be allocated on behalf of each Member (and each Employee eligible to become a Member) who is a Non-Key Employee, and who has not terminated service as of the last day of the Plan Year, to the extent that Company Contributions and Matching Contributions on his behalf for the Plan Year which are not needed to meet the contribution percentage test set forth in paragraph 4.11 would otherwise be less than 3% of his Compensation (up to the Compensation Limit). However, if the greatest percentage of Compensation (up to the Compensation Limit) contributed on behalf of a Key Employee for the Plan Year would be less than 3% (taking into account for this purpose Tax Deferred Contributions on behalf of Key Employees), such lesser percentage shall be substituted for "3%" in the preceding sentence. Notwithstanding the foregoing provisions of this subparagraph (ii), no

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                           minimum contribution shall be made under this Plan
                           with respect to a Member (or an Employee eligible to become a Member) if the required minimum benefit under section 416(c)(l) of the Code is provided to him by any other qualified pension plan of the Employer or an Affiliate.

12.09 GENDER AND NUMBER - Masculine pronouns used herein shall refer to men or women or both and nouns when stated in the singular shall include the plural and when stated in the plural shall include the singular whenever appropriate.

12.10 INTERPRETATIONS RELATING TO ALTERNATE PAYEES - Unless the context otherwise requires, any reference herein to a Member or Beneficiary shall be deemed to be a reference to an Alternate Payee to the extent
         (a) appropriate to carry out the purposes of the applicable Qualified Domestic Relations Order and (b) not inconsistent with the procedures adopted by EBAB pursuant to paragraph 10.07.

12.11 LOST PARTICIPANT PROVISION - If EBAB cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, EBAB may, no earlier than three years following the date such payment is due, mail a notice of such due and owing payment to the last known address of such person, as shown on the records of EBAB, the Company, or an Employer. If such person has not made written claim therefor within three months of the date of the mailing, EBAB may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Company or the applicable Employer. Upon such cancellation, the Plan and the Trust Fund shall have no further liability therefor except that, in the event such person or his Beneficiary later notifies EBAB of his whereabouts and requests the payment or payments due him under the Plan, the amount applied shall be paid to him in accordance with the provisions of the Plan applicable to the restoration of forfeitures.


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                                  ARTICLE XIII

                                CLAIMS PROCEDURE

13.01. APPLICATION FOR PAYMENT - Payments to Members or their Beneficiaries shall be made upon application submitted in accordance with procedures prescribed by EBAB.

13.02. DISPOSITION OF CLAIM - EBAB shall furnish written notice of disposition of a claim to the claimant within 30 days after the claimant has filed application therefor. In the event EBAB denies such claim, it shall specifically set forth in writing the reasons for the denial, cite the pertinent provisions of the Plan, and, where appropriate, provide an explanation as to how the claimant can perfect such claim.

13.03. APPEALS - Any Member or Beneficiary who has been denied a benefit shall be entitled, upon request to the Secretary of EBAB, to appeal the denial of his claim. The claimant must provide a written statement of his position to the Secretary of EBAB not later than 60 days after receipt of the notification of denial of claim as set forth in paragraph 13.02. EBAB shall within 60 days after receipt of such notice communicate to the claimant its decision in writing.

13.04. EBAB DECISION FINAL - The Committee's determination of benefits due under the Plan shall be accorded deference and its decision shall be final and binding upon all parties.


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
                                   APPENDIX A

                      SPECIAL EMPLOYMENT COMMENCEMENT DATES

For the Employees designated below, the term "Employment Commencement Date" shall have the meaning specified in this Appendix.

There are no special Employment Commencement Dates currently in effect.


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
                                   APPENDIX B

                SPECIAL CONTRIBUTION SCHEDULE FOR CERTAIN PILOTS

In lieu of the table set forth in paragraph 4.01, in the case of a Member who is employed as a pilot and who is not a Highly Compensated Employee, the provisions of paragraph 4.01 shall be applied by substituting the applicable percentage derived from the following table:

                     Years of Attained Age:           Contribution Rate:
                     ----------------------           ------------------
                        Less than 30                        1.5%
                  At least 30 but less than 35              3.0%
                  At least 35 but less than 40              7.0%
                  At least 40 but less than 45             10.0%
                  At least 45 but less than 50             15.0%
                  At least 50 but less than 55             15.0%
                  At least 55 but less than 60             15.0%
                        60 and over                        13.0%


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
                                   APPENDIX C

                    SPECIAL WITHDRAWAL AND DISTRIBUTION RULES

1. Withdrawals under Article VI of a portion of a Member's Accounts attributable to accounts transferred from the Tasty Frozen Products 401(k) Savings Plan shall be subject to spousal consent.

2. Distributions under Article VIII of a portion of a Member's Accounts attributable to accounts transferred from the Tasty Frozen Products 401(k) Savings Plan shall be subject to the joint and survivor annuity and preretirement survivor annuity requirements, including spousal consent, of sections 401(a)(11) and 417 of the Code and the regulations thereunder.


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